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                                                                    Exhibit 10.4

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                           LOAN AND SECURITY AGREEMENT


                                 BY AND BETWEEN


                         MORTON'S RESTAURANT GROUP, INC.

                                  AS BORROWER,


                                       AND

                           WELLS FARGO FOOTHILL, INC.

                                    AS LENDER


                            DATED AS OF JULY 7, 2003


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                           LOAN AND SECURITY AGREEMENT

          THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of July 7, 2003, between WELLS FARGO FOOTHILL, INC., a California corporation ("Lender") and MORTON'S RESTAURANT GROUP, INC., a Delaware corporation ("Borrower").

          The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

     1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

          "ACCOUNT" means an account (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

          "ACCOUNT DEBTOR" means any Person who is obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

          "ACH TRANSACTIONS" means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Borrower or its Subsidiaries.

          "ADDITIONAL DOCUMENTS" has the meaning set forth in SECTION 4.4(c).

          "ADVANCES" has the meaning set forth in SECTION 2.1(a).

          "AFFILIATE" means, as applied to any Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; PROVIDED, HOWEVER, that, for purposes of SECTION 7.13 hereof: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed an Affiliate of such Person.

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          "AGREEMENT" has the meaning set forth in the preamble to this
Agreement.

          "APPLICABLE PREPAYMENT PREMIUM" means, as of any date of determination, an amount equal to (a) during the period from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 3.0% TIMES the Maximum Revolver Amount, (b) during the period from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 2.0% TIMES the Maximum Revolver Amount, (c) during the period from and including the date that is the second anniversary of the Closing Date up to the date that is the third anniversary of the Closing Date, 1.0% TIMES the Maximum Revolver Amount, and (d) from and after the third anniversary of the Closing Date, zero ($0).

          "ASSIGNEE" has the meaning set forth in SECTION 14.1(a).

          "AUTHORIZED PERSON" means any officer or employee of Borrower.

          "AVAILABILITY" means, as of any date of determination, the amount that Borrower is entitled to borrow as Advances hereunder (after giving effect to all then outstanding Obligations (other than Bank Product Obligations) and all sublimits and reserves then applicable hereunder).

          "BANK PRODUCT" means any financial accommodation extended to Borrower or its Subsidiaries by a Bank Product Provider (other than pursuant to this Agreement) including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) transactions under Hedge Agreements.

          "BANK PRODUCT AGREEMENTS" means those agreements entered into from time to time by Borrower or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

          "BANK PRODUCT OBLIGATIONS" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrower or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Borrower or its Subsidiaries are obligated to reimburse to Lender as a result of Lender purchasing participations from, or executing indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Borrower or its Subsidiaries.

          "BANK PRODUCT PROVIDER" means Wells Fargo or any of its Affiliates.

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          "BANK PRODUCT RESERVE" means, as of any date of determination, the lesser of (a) $5,000,000, and (b) the amount of reserves that Lender has established (based upon the Bank Product Providers' reasonable determination of the credit exposure in respect of then extant Bank Products) in respect of Bank Products then provided or outstanding.

          "BANKRUPTCY CODE" means title 11 of the United States Code, as in effect from time to time.

          "BASE LIBOR RATE" means the rate per annum, determined by Lender in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of an extant LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

          "BASE RATE" means, the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

          "BASE RATE LOAN" means the portion of the Advances that bears interest at a rate determined by reference to the Base Rate.

          "BASE RATE MARGIN" means 1.75 percentage points.

          "BENEFIT PLAN" means a "defined benefit plan" (as defined in SECTION 3(35) of ERISA) for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

          "BOARD OF DIRECTORS" means the board of directors (or comparable managers) of Borrower or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

          "BOOKS" means Borrower's and its Subsidiaries' now owned or hereafter acquired books and records (including (1) all of their Records indicating, summarizing, or evidencing their assets (including the Collateral) or liabilities, (2) all of Borrower's and its Subsidiaries' Records relating to their business operations or financial condition, and (3) all of their goods or General Intangibles related to such books and records).

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          "BORROWER" has the meaning set forth in the preamble to this
Agreement.

          "BORROWER COLLATERAL" means all of Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

               (a)  all of its Accounts,

               (b)  all of its Books,

               (c)  all of its commercial tort claims,

               (d)  all of its Deposit Accounts,

               (e)  all of its Equipment,

               (f)  all of its General Intangibles,

               (g)  all of its Inventory,

               (h) all of its Investment Property (including all of its securities and Securities Accounts),

               (i)  all of its Negotiable Collateral,

               (j) money or other assets of Borrower that now or hereafter come into the possession, custody, or control of the Lender, and

               (k) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

          Anything contained in this Agreement to the contrary notwithstanding, the terms "Borrower Collateral" and "Collateral" shall not include any Excluded Assets.

          "BORROWING" means a borrowing hereunder consisting of Advances.

          "BORROWING BASE" means, as of any date of determination, the result of:

               (a) the lesser of

               (i) 80% of Borrower's TTM EBITDA, as determined in accordance with the financial statements most recently delivered by Borrower under SECTION 6.3(a); and

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               (ii)   25% of the Enterprise Value of Borrower, MINUS

               (b) the sum of (i) the Bank Product Reserve, and (ii) the aggregate amount of reserves, if any, established by Lender under SECTION 2.1(b).

          "BORROWER'S HEADQUARTERS" means 3333 New Hyde Park Road, New Hyde Park, NY 11042.

          "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

          "CAPITAL EXPENDITURES" means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.

          "CAPITAL LEASE" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

          "CAPITALIZED LEASE OBLIGATION" means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

          "CASH EQUIVALENTS" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investor Service, Inc. ("Moody's"), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1, from S&P or at least P-1 from Moody's, (d) certificates of deposit, time deposits, overnight bank deposits or bankers' acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States, any state thereof or the District of Columbia or the United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand Deposit Accounts maintained with any bank organized under the laws of the United States or any state thereof so long as the amount maintained with any individual bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or

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recognized securities dealer having combined capital and surplus of not less than $250,000,000, provided such repurchase obligations have a term of not more than seven days and are securities that otherwise satisfy the criteria in clause
(a) or (d) above, (g) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

          "CASH MANAGEMENT ACCOUNT" has the meaning set forth in SECTION 2.7(a).

          "CASH MANAGEMENT AGREEMENTS" means those certain cash management agreements, in form and substance reasonably satisfactory to Lender, each of which is among Borrower or one of its Subsidiaries, Lender, and one of the Cash Management Banks.

          "CASH MANAGEMENT BANK" has the meaning set forth in SECTION 2.7(a).

          "CFC" means a controlled foreign corporation (as that term is defined in the IRC).

          "CHANGE OF CONTROL" means that (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30%, or more, of the Stock of Borrower having the right to vote for the election of members of the Board of Directors and one or more Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of such Stock and do not have the right or ability by voting power, contract or otherwise, to elect or designate for election a majority of the Board of Directors of the Borrower, (b) a majority of the members of the Board of Directors do not constitute Continuing Directors,
(c) at any time prior to the occurrence of a Qualified IPO, Permitted Holders cease to own, directly or indirectly, and control at least 51% of the outstanding Stock or Borrower or Parent, and (d) except to the extent expressly permitted hereby, Borrower ceases to own, directly or indirectly, and control 100% of the outstanding Stock of each of its Subsidiaries.

          "CLOSING DATE" means the date of the making of the initial Advance (or other extension of credit) hereunder or the date on which all of the conditions precedent for the making of such Advance (or other extension of credit) are satisfied.

          "CLOSING DATE BUSINESS PLAN" means the set of Projections of Borrower for the 4 year period following the Closing Date (on a year by year basis, and for the 1 year period following the Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Lender.

          "CODE" means the New York Uniform Commercial Code, as in effect from time to time.

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          "COLLATERAL" means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Borrower or any Guarantor in or upon which a Lien is granted under any of the Loan Documents.

          "COLLATERAL ACCESS AGREEMENT" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Borrower's or its Subsidiaries' Books, Equipment or Inventory, in each case, in form and substance satisfactory to Lender.

          "COLLECTIONS" means ALL cash, checks, notes, instruments, credit card slips or receipts, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds).

          "COMMERCIAL TORT CLAIM ASSIGNMENT" has the meaning set forth in
SECTION 4.4(b).

          "COMMISSION" means the Securities and Exchange Commission.

          "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C-1 delivered by the chief financial officer of Borrower to Lender.

          "CONCENTRATION ACCOUNT" means the Deposit Account of Morton's of Chicago, Inc. identified on SCHEDULE C-1.

          "CONSOLIDATED RESTAURANT PRE-OPENING COSTS" means "Start-up costs" (such term used herein as defined in SOP 98-5 published by the American Institute of Certified Public Accountants) related to the acquisition, opening and organizing of new Restaurants, such costs including, without limitation, the cost of feasibility studies, staff-training, and recruiting and travel costs for employees engaged in such start-up activities up to a maximum of $600,000 per Restaurant.

          "CONTINUING DIRECTOR" means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date, and
(b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower and whose initial assumption of office resulted from such contest or the settlement thereof.

          "CONTROL AGREEMENT" means a control agreement, in form and substance reasonably satisfactory to Lender, executed and delivered by Borrower or one of its

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Subsidiaries, Lender, and the applicable securities intermediary with respect to a Securities Account or bank with respect to a Deposit Account.

          "CREDIT CARD AGREEMENTS" means those certain credit card receipts agreements, each in form and substance reasonably satisfactory to Lender, executed and delivered by Borrower or one of its Subsidiaries, Lender and the applicable Credit Card Processor.

          "CREDIT CARD PROCESSOR" means any Person (including an issuer of a credit card) that acts as a credit card clearinghouse or remits payments due to Borrower or a Guarantor with respect to credit card charges accepted by Borrower or a Guarantor.

          "DAILY BALANCE" means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

          "DEFAULT" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

          "DEPOSIT ACCOUNT" means any deposit account (as that term is defined in the Code).

          "DESIGNATED ACCOUNT" means the Deposit Account of Borrower identified on SCHEDULE D-1.

          "DESIGNATED ACCOUNT BANK" has the meaning ascribed thereto on SCHEDULE D-1.

          "DOLLARS" or "$" means United States dollars.

          "DOMESTIC SUBSIDIARY" means any Subsidiary of Borrower that is organized under the laws of a jurisdiction located within the territorial limits of the United States of America.

          "EBITDA" means, with respect to any fiscal period, Borrower's and its Subsidiaries' consolidated net earnings (or loss), excluding extraordinary gains and losses, non-cash gains and losses and non-cash charges or credits associated with the closing of a Restaurant, as determined in accordance with GAAP, minus interest income, plus interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP, plus Consolidated Restaurant Pre-Opening Costs for such period, plus the Management Fee for such period, minus Property Insurance Gains for such period, plus Strategic Costs, plus Non-recurring Expenses for such period, less Non-recurring Income for such period.

          "ELIGIBLE TRANSFEREE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000,

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(b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Borrower (which approval of Borrower shall not be unreasonably withheld, delayed, or conditioned).

          "ENTERPRISE VALUE" means the value of Borrowers' and Guarantors' businesses and assets, on a consolidated basis, agreed to be $168,000,000 as of the Closing Date and thereafter, the appraised value as determined by Lender provided that so long as no Default or Event of Default has occurred or is continuing, such appraised value shall be determined no more frequently than once per year and shall be determined by a third-party appraiser selected by Lender from those listed on SCHEDULE E-2 (or such other appraiser as may be acceptable to Lender and Borrower).

          "ENVIRONMENTAL ACTIONS" means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party alleging Borrower or any Domestic Subsidiary caused or otherwise is liable for or is a responsible party in connection with any violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Borrower or its Subsidiaries, or (b) from or onto any facilities which received Hazardous Materials generated by Borrower or its Domestic Subsidiaries.

          "ENVIRONMENTAL LAW" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrower or its Domestic Subsidiaries, relating to the environment or human health, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC Section 1251 ET SEQ; the Toxic Substances Control Act, 15 USC, Section 2601 ET SEQ; the Clean Air Act, 42 USC Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 USC. Section 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 USC.
Section 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. Section 11001 ET SEQ.; the Hazardous Material Transportation Act, 49 USC Section 1801 ET SEQ.; and the Occupational Safety and Health Act, 29 USC. Section651 ET SEQ. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

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          "ENVIRONMENTAL LIABILITIES AND COSTS" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

          "ENVIRONMENTAL LIEN" means any asserted or perfected Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

          "EQUIPMENT" means equipment (as that term is defined in the Code) and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles, computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

          "ERISA AFFILIATE" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower or any of its Subsidiaries and whose employees are aggregated with the employees of Borrower or its Subsidiaries under IRC Section 414(o).

          "EVENT OF DEFAULT" has the meaning set forth in SECTION 8.

          "EXCESS AVAILABILITY" means, as of any date of determination, the amount equal to Availability MINUS the aggregate amount, if any, of all trade payables of Borrower and Guarantors aged in excess of historical levels with respect thereto and all book overdrafts of Borrower and Guarantors in excess of historical practices with respect thereto, in each case as determined by Lender in its Permitted Discretion.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as in effect from time to time.

          "EXCLUDED ASSETS" means:

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          (i) any leasehold interest of Borrower or any of its Subsidiaries in real property,

          (ii) contracts, leasehold interests, permits, licenses or charter agreements (the "Contracts") of Borrower or any of its Domestic Subsidiaries to the extent (and only to the extent) that the Contracts by their terms prohibit the granting of a Lien thereon without consent and any required consent has not been obtained, PROVIDED, that, the exclusion contained in this clause (ii) shall not apply and shall in no way be construed to apply (x) to the extent that the granting of a Lien in, to or on any of the Contracts is or would be effective under Sections 9-406, 9-407, or 9-408 of the Code or other applicable law, (y) so as to limit, impair, or otherwise affect Lender's Liens upon any rights or interests of Borrower or any Subsidiary in or to monies due or to become due under any of the Contracts (including any Accounts), or (z) to limit, impair, or otherwise affect Lender's Liens upon any rights or interests of Borrower or any Subsidiary in and to any proceeds from the sale, license, lease, or other dispositions of any of the Contracts or any other asset;

          (iii) Investment Property of Borrower constituting capital Stock of Borrower's direct Subsidiaries that are CFCs, solely to the extent that such Investment Property is in excess of 65% of the capital Stock of such CFC;

          (iv) any intent-to-use trademark or service mark application contained in the General Intangibles if granting a security interest therein is deemed to invalidate, void, cancel or abandon such applications, provided that such applications shall constitute Collateral at such time as the same is used in commerce; and

          (v) any fee interest of Borrower or any of its Subsidiaries in Real Property to the extent that (a) such Real Property is subject to an existing mortgage (other than any Mortgage entered into at any time in favor of Lender) until the termination of such mortgage (or such Real Property is the subject of a Permitted Sale and Leaseback) or (b) the Fair Market Value of such fee interest does not exceed $1,000,000; PROVIDED, HOWEVER, that the Fair Market Value of all fee interests excluded pursuant to this CLAUSE (v)(b) shall not exceed $2,500,000 in the aggregate at any one time.

          "EXISTING LENDER" means Fleet National Bank, as agent for itself and the other lenders party to that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated June 19, 1995, between Borrower, Fleet National Bank and the other parties thereto.

          "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of Borrower acting reasonably and in good faith and if such value exceeds

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$4,000,000, shall be evidenced by a Board Resolution of the Board of Directors of Borrower, delivered to the Lender.

          "FEE LETTER" means that certain fee letter, dated as of even date herewith, between Borrower and Lender, in form and substance reasonably satisfactory to Lender.

          "FEIN" means Federal Employer Identification Number.

          "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic Subsidiary.

          "FUNDING DATE" means the date on which a Borrowing occurs.

          "FUNDING LOSSES" has the meaning set forth in SECTION 2.13(b)(ii).

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

          "GENERAL INTANGIBLES" means general intangibles (as that term is defined in the Code), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

          "GOVERNING DOCUMENTS" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

          "GOVERNMENTAL AUTHORITY" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

          "GUARANTOR" means (a) each Domestic Subsidiary of Borrower (other than Inactive Subsidiaries), and (b) each other Person that guarantees the Obligations in favor of Lender.

          "GUARANTOR SECURITY AGREEMENT" means one or more security agreements executed and delivered by each Guarantor in favor of Lender and the Bank Product Providers, in each case, in form and substance reasonably acceptable to Lender.

          "GUARANTY" means that certain general continuing guaranty executed and delivered by each Guarantor in favor of Lender and the Bank Product Providers, in form and substance reasonably acceptable to Lender.

          "HAZARDOUS MATERIALS" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

          "HEDGE AGREEMENT" means any and all agreements or documents now existing or hereafter entered into by Borrower or its Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

          "INACTIVE SUBSIDIARY" means those Subsidiaries listed on SCHEDULE I-1 hereto.

          "INDEBTEDNESS" means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all net obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.

          "INDEMNIFIED LIABILITIES" has the meaning set forth in SECTION 11.3.

          "INDEMNIFIED PERSON" has the meaning set forth in SECTION 11.3.

          "INDENTURE" means the Indenture, dated as of July 7, 2003, by and among the Borrower, the subsidiaries of the Borrower party thereto and The Bank of New York, as Trustee and the Collateral Agent (as defined therein).

          "INDENTURE DOCUMENTS" means the Indenture, the Notes and the Collateral Agreements (each as defined in the Indenture), and all agreements and other documents executed or delivered by any of the Borrower and its Subsidiaries in connection therewith.

          "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

          "INTELLECTUAL PROPERTY" means all patents, patent applications, trademarks, trademark applications, tradenames, tradedress, copyrights, copyright registrations, technology, know-how and processes used in or necessary for the conduct of the business of any Person as currently conducted that are material to the condition (financial or otherwise), business, or operations of such Person.

          "INTERCOMPANY SUBORDINATION AGREEMENT" means a subordination agreement executed and delivered by Borrower and each of its Subsidiaries and Lender, the form and substance of which is reasonably satisfactory to Lender.

          "INTERCREDITOR AGREEMENT" means that certain Intercreditor and Lien Subordination Agreement by and among Lender, Trustee, Borrower, and each Guarantor, which is in form and substance reasonably satisfactory to Lender.

          "INTEREST EXPENSE" means, for any period, the aggregate of the interest expense of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "INTEREST PERIOD" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, 3 or 6 months thereafter; PROVIDED, HOWEVER, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3 or 6 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

          "INVENTORY" means inventory (as that term is defined in the Code).

          "INVESTMENT" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, moving, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) BONA FIDE Accounts arising in the ordinary course of business consistent with past practices), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

          "INVESTMENT PROPERTY" means investment property (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

          "IP ENTITIES" means Borrower and those of its Subsidiaries that own any interest in Intellectual Property of Borrower or its Subsidiaries.

          "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

          "ISSUING LENDER" means WFF or any other Person that, at the request of Borrower and with the consent of Lender, exercised in Lender's sole discretion, agrees to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to SECTION 2.12.

          "L/C" has the meaning set forth in SECTION 2.12(a).

          "L/C DISBURSEMENT" means a payment made by Lender pursuant to a Letter of Credit.

          "L/C UNDERTAKING" has the meaning set forth in SECTION 2.12(a).

          "LENDER" has the meaning set forth in the preamble to this Agreement.

          "LENDER EXPENSES" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by Lender,
(b) fees or charges paid or incurred by Lender in connection with Lender's transactions with Borrower or its Subsidiaries under the Loan Documents, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c)out-of-pocket costs and expenses incurred by Lender in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) out-of-pocket charges paid or incurred by Lender resulting from the dishonor of checks payable by or to any Loan Party, (e) reasonable out-of-pocket costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lender related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable out-of-pocket costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with Borrower or any of its Subsidiaries, to the extent permitted under the Loan Documents (h) Lender's reasonable out-of-pocket costs and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, and (i) Lender's reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral, PROVIDED, HOWEVER, that in no event shall "Lender Expenses" include any portion of costs, fees or expenses of the Lender resulting solely from the willful misconduct, bad faith or gross negligence of Lender or any Lender-Related Person as finally determined by a court of competent jurisdiction.

          "LENDER-RELATED PERSON" means Lender, together with its Affiliates, officers, directors, employees, attorneys, and agents.

          "LENDER'S ACCOUNT" means the account identified in SCHEDULE L-1.

          "LENDER'S LIENS" means the Liens granted by Borrower and each Guarantor to Lender under this Agreement or the other Loan Documents.

          "LETTER OF CREDIT" means an L/C or an L/C Undertaking, as the context requires.

          "LETTER OF CREDIT USAGE" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

          "LIBOR DEADLINE" has the meaning set forth in SECTION 2.13(b)(i).

          "LIBOR NOTICE" means a written notice in the form of EXHIBIT L-1.

          "LIBOR RATE" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Lender (rounded upwards, if necessary, to the next 1/100%) by DIVIDING (a) the Base LIBOR Rate for such Interest Period, BY
(b) 100% MINUS the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

          "LIBOR RATE LOAN" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

          "LIBOR RATE MARGIN" means the Base Rate PLUS the Base Rate Margin MINUS the LIBOR Rate.

          "LIEN" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term "Lien" includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, collateral assignment, assignment of any Account, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

          "LOAN ACCOUNT" has the meaning set forth in SECTION 2.10.

          "LOAN DOCUMENTS" means this Agreement, the Bank Product Agreements, the Control Agreements, the Cash Management Agreements, the Credit Card Agreements, the Fee Letter, the Guarantor Security Agreement, the Guaranty, the Intercompany Subordination Agreement, the Mortgages, the Officers' Certificate, the Stock Pledge Agreement, the Trademark Security Agreement, any note or notes executed by Borrower in connection with this Agreement and payable to Lender, and any other agreement entered into, now or in the future, by Borrower and Lender in connection with this Agreement.

          "MANAGEMENT AGREEMENT" means the Management Agreement, dated as of July 25, 2002, by and between Parent and Castle Harlan, Inc., as the same may be amended from time to time; PROVIDED, HOWEVER, that no such amendment may (i) modify the subordination provisions thereof, or (ii) increase the fees payable thereunder to an amount exceeding $3.5 million in any year plus reasonable out-of-pocket expenses incurred in connection with the performance of any of the duties thereunder.

          "MATERIAL ADVERSE CHANGE" means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or financial condition of Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of Borrower's and its Subsidiaries' ability to perform their obligations under the Loan Documents to which they are parties or of Lender's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Lender's Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower or its Subsidiaries.

          "MATURITY DATE" has the meaning set forth in SECTION 3.4.

          "MAXIMUM REVOLVER AMOUNT" means (a) until such time as Borrower shall have satisfied the requirements of SECTIONS 3.2(a), (b), (c), and (h), $750,000, and (b) at all times thereafter, $15,000,000.

          "MORTGAGES" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by Borrower or its Subsidiaries in favor of Lender, in form and substance reasonably satisfactory to Lender, that encumber the Real Property Collateral and the related improvements thereto.

          "NEGOTIABLE COLLATERAL" means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

          "NET CASH PROCEEDS" means, with respect to any Permitted Disposition, the amount of Collections received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by Borrower or any Guarantor after deduction of only the following: (a) the amount of any Indebtedness secured by any Permitted Lien which in either case is not assumed by the purchaser in such Permitted Disposition and which is required to be paid and is repaid in connection with such Permitted Disposition, other than the Obligations; (b) reasonable costs and expenses incurred by Borrower or any Guarantor in connection with such Permitted Disposition; or (c) transfer and documentary taxes paid to any taxing authorities by Borrower or any Guarantor; and (d) the amount of net income taxes payable in connection with such Permitted Disposition (calculated with reference to tax credits, deductions and tax sharing arrangements, in each case only to the extent that all such amounts are actually paid to a Person that is not an Affiliate of the Borrower and is otherwise properly attributable to such Permitted Disposition.

          "NON-RECURRING EXPENSES" means, expenses identified by Borrower to be one-time charges and for which Lender, in its Permitted Discretion, has agreed with Borrower as to the item's one-time nature.

          "NON-RECURRING INCOME" means, income identified by Borrower to be one-time income and for which Lender, in its Permitted Discretion, has agreed with Borrower as to the item's one-time nature.

          "NOTE" and "NOTES" shall have the meanings ascribed thereto in the Indenture.

          "OBLIGATIONS" means (a) all loans, Advances, debts, principal, interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to the Loan Account pursuant hereto), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Expenses (including any fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), guaranties, covenants, and duties of any kind and description owing by Borrower to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

          "OBLIGORS" means Borrower and the Guarantors, and "OBLIGOR" means any one of them.

          "OFFICERS' CERTIFICATE" means the representations and warranties of officers form submitted by Lender to Borrower, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be reasonably satisfactory to Lender.

          "OVERADVANCE" has the meaning set forth in SECTION 2.5.

          "PARENT" means Mortons Holdings, LLC.

          "PARTICIPANT" has the meaning set forth in SECTION 14.1(d).

          "PAY-OFF LETTER" means a letter, in form and substance reasonably satisfactory to Lender, from Existing Lender to Lender respecting the amount necessary to repay in full all of the obligations of Borrower and its Subsidiaries owing to Existing Lender and obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of Borrower and its Subsidiaries.

          "PERMITTED ACQUIRED INDEBTEDNESS" means, with respect to Borrower or any of its Subsidiaries, Indebtedness of any other Person whose assets or Stock are acquired by Borrower or any of its Subsidiaries in a Permitted Acquisition, provided that such Indebtedness was existing prior to the date of such Permitted Acquisition and was not incurred in connection with, or in contemplation of, such Permitted Acquisition.

          "PERMITTED ACQUISITION(S)" means any acquisition by Borrower or any of its Domestic Subsidiaries of assets or capital Stock of a Person that after such acquisition would be a Domestic Subsidiary, PROVIDED that each of the following conditions is satisfied:

          (a) such assets or capital Stock are related to the business of owning and operating Restaurants;

          (b) Borrower delivers to Lender written confirmation, supported by reasonably detailed calculations, that on a PRO FORMA basis, created by adding the historical combined financial statements of Borrower and its Subsidiaries (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical financial statements of the Person or assets to be acquired (adjusted to eliminate expense items that would not have been incurred and include income items that would have been recognized, in each case, if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually agreed upon by Borrower and Lender), Borrower and its Subsidiaries would have been in compliance with their obligations under this Agreement, including without limitation, the financial covenants specified in SECTION 7.12 hereof for the 12 months immediately prior to the proposed date of consummations of the proposed acquisition and demonstrating that there is no Default or Event of Default after giving effect to such acquisition;

          (c) no Default or Event of Default in fact exists prior to or immediately after giving effect to such acquisition;

          (d) the Lender is granted a valid first priority perfected security interest in the assets so acquired other than Excluded Assets (subject to Permitted Liens), and, in the case of an acquisition of capital Stock, in the assets of each entity formed or acquired and such entity becomes a Guarantor pursuant to the Loan Documents (and grants Lender a first priority Lien, subject to any Permitted Liens, in all of its assets other than Excluded Assets) and Borrower or the relevant Guarantor shall have executed and delivered or authorized, as applicable, any and all security agreements, financing statements, fixture filings, and other documentation reasonably requested by Lender in order to include the newly acquired assets (other than Excluded Assets)within the Collateral;

          (e) the terms of such acquisition are customary market terms, negotiated on an arm's length basis and, to the extent the seller of such assets or Stock is an Affiliate of Borrower, any of its Subsidiaries, or any Permitted Holder, Lender shall have received a

Board Resolution of the Board of Directors of Borrower certifying compliance with the requirements set forth in this clause (e); and

          (f) in any transaction pursuant to which the capital Stock of any Person is acquired, such Person shall become a Domestic Subsidiary of the Borrower or its applicable Domestic Subsidiary.

          "PERMITTED DISCRETION" means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

          "PERMITTED DISPOSITIONS" means (a) sales, replacement, abandonment or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) Permitted Sale and Leasebacks, (e) the granting of a Permitted Lien; (f) the dissolution of any Inactive Subsidiary, the closure of any Unprofitable Restaurant, or the closure of up to 5 other Restaurants in the ordinary course of business, and in each case, dissolution of any Guarantor whose sole asset was the Restaurant that was closed pursuant to this clause (f);
(g) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (h) the good faith surrender or waiver of contract rights or the settlement, release or surrender of claims of any kind;
(i) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the transfer of assets (other than Intellectual Property of Borrower or any IP Entity) from any Guarantor to Borrower or another Guarantor or from Borrower to any Guarantor; (j) (i) any loss, damage or destruction of property or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property; (k) the leasing or subleasing of property in the ordinary course of business; (l) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the licensing of Intellectual Property owned by Borrower or any IP Entity that is a Guarantor in connection with the manufacture, distribution or sale of consumer products; PROVIDED, HOWEVER, that after giving effect to any such license, Borrower and the Guarantors must retain sufficient right, title and interest in and to such Intellectual Property as to enable them to continue to conduct their businesses in the ordinary course, (m) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the licensing outside the United States and Canada of Intellectual Property owned by Borrower or any IP Entity that is a Guarantor; PROVIDED, HOWEVER, that after giving effect to any such license, Borrower and the Guarantors must retain sufficient right, title and interest in and to such Intellectual Property as to enable them to continue to conduct their businesses in the ordinary course, and (n) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, dispositions of assets (other than any Intellectual Property) not otherwise permitted in clauses (a) through (m) so long as the Fair Market Value of the assets so disposed would not exceed $1,000,000 in the aggregate.

          "PERMITTED HOLDERS" means (i) Castle Harlan Partners III, L.P. or any Affiliate or limited partner thereof or any fund or account controlled or managed by or under common control with Castle Harlan Partners III, L.P. or any Affiliate or limited partner thereof, and (ii) Castle Harlan, Inc. and employees, management and directors of, and pooled investment vehicles managed by, any of the foregoing, their limited partners and their respective Affiliates.

          "PERMITTED INVESTMENTS" means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments received in settlement of amounts due to Borrower or any of its Subsidiaries effected in the ordinary course of business or owing to Borrower or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of Borrower or its Subsidiaries; (e) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Investments by Borrower or any Guarantor in a newly created Subsidiary that is or immediately after such Investment will be a Guarantor or any Permitted Acquisition; (f) Investments in the form of loans or advances among the Borrower and the Guarantors; (g) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Investments by any Foreign Subsidiary in any other Foreign Subsidiary of the Borrower; (h) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Investments in any Foreign Subsidiary of the Borrower by the Borrower, any Guarantor, or Inactive Subsidiary but only so long as (i) the aggregate amount of such Investments together with the aggregate amount of Permitted Foreign Debt at any time outstanding does not exceed $5,000,000 and
(ii) after giving effect to each such Investment, Borrower shall have Excess Availability of not less than $3,000,000; (i) Hedge Agreements entered into in the ordinary course of Borrower's or Guarantors' businesses and otherwise permitted under this Agreement; (j) Investments consisting of consideration received by Borrower or any Guarantor as a result of a Permitted Disposition;
(k) Investments represented by guarantees that are otherwise permitted under this Agreement; and (l) Investments existing on the Closing Date and disclosed in SCHEDULE P-3 hereto.

          "PERMITTED LIENS" means (a) Liens held by Lender, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on SCHEDULE P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) with respect to any Real Property, easements, rights of way, zoning restrictions and other minor defects or irregularities in title that do not materially interfere with or impair the use or operation thereof,
(l) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of Borrower or any of its Subsidiaries, including rights of offset, (m) Liens securing Hedge Agreements relating to Indebtedness otherwise permitted under the Indenture, (n) Liens securing Permitted Acquired Indebtedness, PROVIDED that: (i) the Liens securing such Permitted Acquired Indebtedness at the time of and prior to the incurrence of such Permitted Acquired Indebtedness by Borrower or a Subsidiary of Borrower and were not granted in connection with, or in anticipation of, the incurrence of such Permitted Acquired Indebtedness by Borrower or a Subsidiary of Borrower; and (ii) such Liens do not extend to or cover any property or assets of Borrower or of any of its Subsidiaries other than the property or assets that secured the Permitted Acquired Indebtedness prior to the time such Indebtedness became Permitted Acquired Indebtedness of Borrower or a Subsidiary of Borrower and are no more favorable to the lienholders thereof than those securing the Permitted Acquired Indebtedness prior to the incurrence of such Permitted Acquired Indebtedness by Borrower or a Subsidiary of Borrower, (o) Liens securing the Indenture and the Indenture Documents, (p) Liens securing Permitted Indebtedness of Foreign Subsidiaries of Borrower, (q) leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of Borrower and its Subsidiaries,
(r) banker's Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business PROVIDED that to the extent such bank accounts are subject to Control Agreements or Cash Management Agreements, such Liens and rights of setoff are permitted thereunder, (s) Liens securing obligations with respect to operating leases and guarantees thereof, provided that such Liens do not extend to or cover any property of Borrower or any of its Subsidiaries other than the property subject to such leases and any property or rights (including rights under subleases) relating to such leased property or equity interest in any such lease, (t) deposits made in the ordinary course of business to secure liability to insurance carriers, (u) rights of a licensor of intellectual property in and to such property, (v) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Borrower or any of its Subsidiaries in the ordinary course of business, (w) Liens incurred in the ordinary course of business of Borrower or any Subsidiary of Borrower with respect to Permitted Indebtedness that do not exceed $1.0 million at any one time outstanding and that (i) are not incurred in connection with the borrowing of money (other than trade credit in the ordinary course of business) and (ii) do not in the aggregate materially detract from the value of the property subject thereto, and (x) Liens securing Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien that is a Permitted Lien under clause (a) through (w) of this definition, PROVIDED, HOWEVER, that if there is any Refinancing Indebtedness in respect of the Indebtedness evidenced by the Notes (or any Refinancing Indebtedness in respect thereof), any Lien permitted under this clause (x) shall only be permitted if such Lien is subordinated upon substantially the same terms and conditions as the Intercreditor Agreement.

          "PERMITTED PROTEST" means the right of Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower or its Subsidiary, as applicable, in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Lender's Liens.

          "PERMITTED PURCHASE MONEY INDEBTEDNESS" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $7.5 million.

          "PERMITTED SALE AND LEASEBACK" means a sale and leaseback transaction that is in respect of one or more of the parcels of real property listed on SCHEDULE P-2, so long as (a) no Default or Event of Default under SECTION 8.1,
SECTION 8.4, or SECTION 8.5 shall have occurred and be continuing; and (b) the Borrower (or Guarantor) receives Net Cash Proceeds in an amount equal to or greater than 75% of the Fair Market Value of the property upon the closing of the sale and leaseback transaction.

          "PERSON" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

          "PROJECTIONS" means Borrower's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrower's historical financial statements, except to the extent necessary to take into account changes in GAAP, together with appropriate supporting details and a statement of underlying assumptions.

          "PROPERTY INSURANCE GAIN" means proceeds of business interruption insurance received by Borrower or any of its Subsidiaries as compensation for losses incurred by Morton's of Chicago/West Street, Inc.

          "PURCHASE MONEY INDEBTEDNESS" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within

120 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

          "QUALIFIED CASH" means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Borrower and its Subsidiaries that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

          "QUALIFIED IPO" means an underwritten public offering of common Stock of the Borrower or the Parent pursuant to a registration statement filed with the Commission (other than on Form S-8) or pursuant to another disclosure or other filing document filed with any other applicable regulatory authority and involving gross proceeds of not less than $30,000,000.

          "REAL PROPERTY" means any estates or interests in real property now owned or hereafter acquired by Borrower or its Subsidiaries and the improvements thereto.

          "REAL PROPERTY COLLATERAL" means the parcel or parcels of Real Property identified on SCHEDULE R-1 and any Real Property a fee simple interest in which is hereafter acquired by Borrower or its Domestic Subsidiaries and which has a value of not less than $500,000, PROVIDED that no Excluded Assets shall serve as Real Property Collateral.

          "RECORD" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

          "REFINANCING INDEBTEDNESS" means any Indebtedness of Borrower or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Borrower or any of its Subsidiaries; provided that, other than with respect to the Obligations:

               (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on such Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

               (b) such Refinancing Indebtedness has a final maturity date after the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

               (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Obligations, such Refinancing

Indebtedness is subordinated in right of payment to the Obligations on terms at least as favorable to Lender as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

               (d) such Indebtedness is recourse solely to Borrower or to the Subsidiaries which are obligated on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "REMEDIAL ACTION" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601.

          "REQUIRED AVAILABILITY" means that the sum of (a) Excess Availability, PLUS (b) Qualified Cash exceeds $10,000,000 (calculated without regard to the limitation in clause (a) of the definition of Maximum Revolver Amount as if the Maximum Revolver Amount is $15,000,000).

          "RESERVE PERCENTAGE" means, on any day, for Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of Lender, but so long as Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

          "RESTAURANT" means a "Morton's" or "Bertolini's" restaurant operated by the Borrower or any of its Subsidiaries, or any restaurant hereafter owned by Borrower or any of its Subsidiaries as the result of a Permitted Investment or a Permitted Acquisition.

          "RESTAURANT SUBSIDIARY" means a Subsidiary that is engaged in the ownership and operation of a Restaurant and that does not own any interest in Intellectual Property.

          "REVOLVER USAGE" means, as of any date of determination, the sum of
(a) the then extant amount of outstanding Advances, PLUS (b) the then extant amount of the Letter of Credit Usage.

          "SEC" means the United States Securities and Exchange Commission and any successor thereto.

          "SECURITIES ACCOUNT" means a "securities account" as that term is defined in the Code.

          "SOLVENT" means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person's assets is greater than all of such Person's debts.

          "STOCK" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

          "STOCK PLEDGE AGREEMENT" means a stock pledge agreement, in form and substance reasonably satisfactory to Lender, executed and delivered by Borrower and Guarantors to Lender with respect to the pledge of the Stock owned by Borrower and Guarantors (except to the extent such Stock constitutes Excluded Assets).

          "STRATEGIC COSTS" means, merger, proxy and shareholder litigation costs associated with Castle Harlan Partners III, L.P.'s acquisition of Borrower and incurred prior to July 31, 2002 and representing $7,732,000 for the twelve months ending April 30, 2003.

          "SUBSIDIARY" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

          "TAXES" has the meaning set forth in SECTION 16.5.

          "TRADEMARK SECURITY AGREEMENT" means a trademark security agreement executed and delivered by each IP Entity and Lender, the form and substance of which is reasonably satisfactory to Lender.

          "TRUSTEE" means The Bank of New York in its capacity as Trustee and Collateral Agent under the Indenture.

          "TTM EBITDA" means, as of any date and with respect to a Person, the EBITDA of such Person for the 12 month period ended as of the last day of the month immediately preceding such date.

          "UNITED STATES" means the United States of America.

          "UNDERLYING ISSUER" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of Lender for the benefit of Borrower.

          "UNDERLYING LETTER OF CREDIT" means a letter of credit that has been issued by an Underlying Issuer.

          "UNPROFITABLE RESTAURANT" means a Restaurant (a) that has been operated by Borrower or one of its Domestic Subsidiaries for at least 12 months and whose TTM EBITDA is less than $1; and (b) that has been operated by Borrower or one of its Domestic Subsidiaries for less than 12 months and whose EBITDA has been less than $1 since inception on a cumulative basis.

          "VOIDABLE TRANSFER" has the meaning set forth in SECTION 16.8.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

               (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

               (b)  the then outstanding principal amount of such Indebtedness.

          "WELLS FARGO" means Wells Fargo Bank, National Association, a national banking association.

          "WFF" means Wells Fargo Foothill, Inc., a California corporation.

     1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

     1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

     1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan

Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the repayment in full of the Obligations shall mean the repayment in full in cash of all Obligations other than contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of this Agreement. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein. The word "knowledge" when used with respect to Borrower or any of its Subsidiaries shall be deemed to be a reference to the knowledge of any employee of such Person that has responsibility for compliance with the Loan Documents or of any senior officer of such Person.

     1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. LOAN AND TERMS OF PAYMENT.

     2.1 REVOLVER ADVANCES

               (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances ("ADVANCES") to Borrower in an amount at any one time outstanding not to exceed an amount equal to THE LESSER OF (i) the Maximum Revolver Amount LESS the Letter of Credit Usage, or (ii) the Borrowing Base LESS the Letter of Credit Usage.

               (b) Anything to the contrary in this SECTION 2.1 notwithstanding, Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, (ii) amounts owing by Borrower or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on SCHEDULE P-1 which is specifically identified thereon as entitled to have priority over the Lender's Liens), which Lien or trust, in the Permitted Discretion of Lender likely would have a priority superior to the Lender's Liens

(such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for AD VALOREM, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral, (iii) landlord liens, which reserve shall consist of an amount equal to at least 3 months rent on Borrower's Headquarters from the Closing Date through the date that Lender receives a Collateral Access Agreement for such location, or (iv) from and after the date that the Maximum Revolver Amount equals $15,000,000, for obligations outstanding under "Capital Leases" listed on SCHEDULE 5.20. Promptly after establishing or changing any reserves or Bank Product Reserves, Lender shall notify Borrower of such establishment or change, PROVIDED that any failure or delay in notifying Borrower of such establishment or change shall not make such establishment or change invalid. The amount of any reserve established by Lender pursuant to this
SECTION 2.1(b) shall bear a reasonable relationship to the matter which is the basis of such reserve.

               (c) Lender shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

               (d) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

     2.2 [INTENTIONALLY OMITTED].

     2.3 BORROWING PROCEDURES AND SETTLEMENTS.

               (a) PROCEDURE FOR BORROWING. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Lender (which notice must be received by Lender no later than 1:00 p.m. (New York time) on a Business Day specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day and for Base Rate Loans, may be the Business Day on which such notice is so delivered. At Lender's election, in lieu of delivering the above-described written request, any Authorized Person may give Lender telephonic notice of such request by the required time. In such circumstances, Borrower agrees that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such notice and the failure to provide such written confirmation shall not affect the validity of the request.

               (b) MAKING OF ADVANCES. If Lender has received a timely request for a Borrowing in accordance with the provisions hereof, and subject to the satisfaction of the applicable terms and conditions set forth herein, Lender shall make the proceeds of such Advance available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds to Borrower's Designated Account.

     2.4 PAYMENTS.

               (a) PAYMENTS BY BORROWER.

               (i) Except as otherwise expressly provided herein, all payments by Borrower shall be made to Lender's Account for the account of the Lender and shall be made in immediately available funds, no later than 2:00 p.m. (New York time) on the date specified herein. Any payment received by Lender later than 2:00 p.m. (New York time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

               (b) APPLICATION OF PAYMENTS.

               (i) All payments shall be remitted to Lender and all such payments, and all proceeds of Collateral received by Lender, shall be applied as follows:

                    (A) FIRST, to pay any Lender Expenses then due to Lender
               under the Loan Documents, until paid in full,

                    (B) second, to pay any fees then due to Lender under the
               Loan Documents until paid in full,

                    (C) THIRD, to pay interest due in respect of the Advances
               until paid in full,

                    (D) FOURTH, so long as no Event of Default has occurred and is continuing, and at Lender's election (which election Lender agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Borrower or its Subsidiaries in respect of Bank Products, until paid in full,

                    (E) FIFTH, so long as no Event of Default has occurred and is continuing, to pay the principal of all Advances until paid in full,

                    (F) SIXTH, if an Event of Default has occurred and is
               continuing, ratably (i) to pay the principal of all Advances until paid in full, (ii) to Lender, to be held by Lender as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full, and (iii) to Lender, to be held by Lender, for the benefit of the Bank Products Providers, as cash collateral in an amount up to the amount of the Bank Product Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Borrower's and its Subsidiaries' obligations in respect of the then extant Bank Products have been paid in full or the cash collateral amount has been exhausted,

                    (G) SEVENTH, if an Event of Default has occurred and is
               continuing, to pay any other Obligations (including the provision of amounts to Lender, to be held by Lender, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Lender in its Permitted Discretion as the amount necessary to secure Borrower's and its Subsidiaries' obligations in respect of the then extant Bank Products), and

                    (H) EIGHTH, to Borrower (to be wired to the Designated
               Account) or such other Person entitled thereto under applicable law.

               (ii) In each instance, so long as no Event of Default has occurred and is continuing, this SECTION 2.4(b) shall not be deemed to apply to any payment by Borrower specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

               (iii) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

               (iv) In the event of a direct conflict between the priority provisions of this SECTION 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this SECTION 2.4 shall control and govern.

     2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrower to Lender pursuant to SECTION 2.1 OR SECTION 2.12 is greater than either the Dollar or percentage limitations set forth in SECTION 2.1 OR SECTION 2.12, as applicable (an "OVERADVANCE"), Borrower immediately shall pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in SECTION 2.4(b). In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full as and when due and payable under the terms of this Agreement and the other Loan Documents.

     2.6 INTEREST RATES AND LETTER OF CREDIT FEE: RATES, PAYMENTS, AND CALCULATIONS.

               (a) INTEREST RATES. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin and (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

               (b) LETTER OF CREDIT FEE. Borrower shall pay Lender a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in SECTION 2.11(d)) which shall accrue at a rate equal to 4.0% per annum TIMES the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

               (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default (and at the election of Lender),

               (i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and

               (ii) the Letter of Credit fee provided for above shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

               (d) PAYMENT. Except as provided to the contrary in Section 2.13(a), interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or obligation to extend credit hereunder are outstanding. Borrower hereby authorizes Lender, from time to time without prior notice to Borrower, to charge such interest and fees, all Lender Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in SECTION 2.12(e) (as and when accrued or incurred), the fees and costs provided for in
SECTION 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the amount of the then extant Bank Products Reserve) to Borrower's Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrower's Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

               (e) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

               (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; PROVIDED, HOWEVER, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, IPSO FACTO, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.7 CASH MANAGEMENT.

               (a) Borrower shall and shall cause Morton's of Chicago, Inc. to establish and maintain cash management services of a type and on terms reasonably satisfactory to Lender at one or more of the banks set forth on
SCHEDULE 2.7(a) (each, a "CASH MANAGEMENT BANK"), and deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to a Cash Management Bank) into a bank account in Borrower's or Morton's of Chicago, Inc.'s name (a "CASH MANAGEMENT ACCOUNT") at one of the Cash Management Banks.

               (b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Lender and Borrower, in form and substance acceptable to Lender. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank as agent or bailee-in-possession for Lender, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) from and after the giving of notice by Lender to the Cash Management Bank, the Cash Management Bank shall immediately remit all amounts in the applicable Cash Management Account to the Lender's Account. Lender agrees that it will not give such notice to the Cash Management Bank unless an Event of Default has occurred and is continuing. Except as set forth in SECTION 2.7(c), no arrangement contemplated by this
SECTION 2.7 shall be modified without the prior written consent of Lender which consent shall not be unreasonably withheld. Upon the occurrence and during the continuance of an Event of Default, Lender may elect to notify the Cash Management

Bank (without notice to the Borrower, to any Guarantor or to any other Person) to remit all amounts received in the Cash Management Account to the Lender's Account. Once the Event of Default is cured or waived, Lender shall notify the Cash Management Banks to no longer remit amounts in the Cash Management Account to the Lender's Account.

               (c) At any time that the balance in any Deposit Account or Securities Account (other a Deposit Account or Securities Account that is subject to a Control Agreement) exceeds $30,000 per Restaurant (calculated as $30,000 per Restaurant for each Restaurant for which receipts are deposited into such Deposit Account or Securities Account) for any consecutive five (5) day period, Borrower shall immediately (i) transfer or cause to be transferred into the Concentration Account an amount equal to the amount of such excess, or (ii) deliver a Control Agreement to Lender with respect to such Deposit Account or Securities Account.

               (d) Borrower shall, and shall cause each Domestic Subsidiary that receives Collections through credit card charges to, establish and maintain Credit Card Agreements with Lender and each Credit Card Processor. Each such Credit Card Agreement shall provide, among other things, that each such Credit Card Processor shall transfer all proceeds of credit card charges for sales by Borrower or such Domestic Subsidiary, as applicable, received by it (or other amounts payable by such Credit Card Processor) into the Concentration Account on a daily basis. Neither Borrower nor any Domestic Subsidiary may change any direction or designation set forth in the Credit Card Agreements regarding payment of charges without the prior written consent of Lender.

               (e) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend SCHEDULE 2.7(a) to add or replace a Cash Management Bank or Cash Management Account; PROVIDED, HOWEVER, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to Lender and Lender shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, Borrower (or its Subsidiary, as applicable) and such prospective Cash Management Bank shall have executed and delivered to Lender a Cash Management Agreement. Borrower (or its Subsidiaries, as applicable) shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Lender that the creditworthiness of any Cash Management Bank is no longer acceptable in Lender's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Lender that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Lender's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Lender's reasonable judgment.

               (f) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrower hereby grants a Lien to Lender.

     2.8 CREDITING PAYMENTS. The receipt of any payment item by Lender (whether from transfers to Lender pursuant to the Control Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Lender's Account on a Business Day on or before 2:00 p.m. (New York time). If any payment item is received into the Lender's Account on a non-Business Day or after 2:00 p.m. (New York time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

     2.9 DESIGNATED ACCOUNT. Lender is authorized to make the Advances, and Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to SECTION 2.6(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Lender hereunder. Unless otherwise agreed by Lender and Borrower, any Advance requested by Borrower and made by Lender hereunder shall be made to the Designated Account.

     2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Lender shall maintain an account on its books in the name of Borrower (the "LOAN ACCOUNT") on which Borrower will be charged with all Advances made by Lender to Borrower or for Borrower's account, the Letters of Credit issued by Lender for Borrower's account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Expenses, in each case, to the extent not paid when due. In accordance with SECTION 2.8, the Loan Account will be credited with all payments received by Lender from Borrower or for Borrower's account. Lender shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

     2.11 FEES. Borrower shall pay to Lender the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

               (a) FEE LETTER FEES. As and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter, and

               (b) AUDIT, APPRAISAL, AND VALUATION CHARGES. For purposes of this subsection (b), the term "Audit" shall mean all audits, appraisals, and valuations conducted by Agent under this Agreement except valuations to determine Enterprise Value. Audit fees and charges shall be charged as follows
(i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each Audit of Borrower performed by personnel employed by Lender, (ii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each Audit of the Collateral, or any portion thereof, performed by personnel employed by Lender, and (iii) the actual charges paid or incurred by Lender if it elects to employ the services of one or more third Persons to perform Audits of Borrower or its Subsidiaries, to appraise the Collateral, or any portion thereof, or to assess Borrower's or its Subsidiaries' business valuation, including valuations to determine Enterprise Value. Notwithstanding anything to the contrary contained herein, but only so long as no Default or Event of Default has occurred and is continuing, (1) during the first 6 months after the Closing Date, Borrower shall not be required to pay for more than one Audit, (2) if the average Revolver Usage during the first 6 months after the Closing Date did not exceed $8,000,000, then Borrower shall not be required to pay for more than one additional Audit during the first 12 months after the Closing Date (for a total of 2 such Audits during the first 12 months after the Closing Date) and if such average Revolver Usage during such first 6 month period exceeded $8,000,000, then Borrower shall not be required to pay for more than two such additional Audits during the first 12 months after the Closing Date (for a total of 3 such Audits during such first 12 month period), (3) after the first anniversary of the Closing Date, (x) Borrower shall not be required to pay for more than 2 Audits per year if the average Revolver Usage for the immediately preceding year did not exceed $8,000,000, and (y) if the average Revolver Usage exceeded $8,000,000, Borrower shall not be required to pay for more than 3 Audits per year. In all cases, so long as no Default or Event of Default has occurred and is continuing, Borrower shall not be required to pay for more than one valuation to determine Enterprise Value per year in addition to the Audits permitted. So long as no Default or Event of Default has occurred and is continuing, the costs to Borrower (including out-of-pocket expenses) of each Audit (but not of any valuation to determine Enterprise Value) shall not exceed $37,500 per audit.

     2.12  LETTERS OF CREDIT

               (a) Subject to the terms and conditions of this Agreement, Lender agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C UNDERTAKING") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrower. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by Lender) to Lender and Lender (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by Lender, Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

               (i) the Letter of Credit Usage would exceed the Borrowing Base LESS the then extant amount of outstanding Advances, or

               (ii)   the Letter of Credit Usage would exceed $7,500,000, or

               (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount LESS the then extant amount of outstanding Advances.

          Borrower and Lender acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Lender is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such L/C Disbursement to Lender by paying to Lender an amount equal to such L/C Disbursement not later than 2:00 p.m., New York time, on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 11:00 a.m., New York time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 2:00 p.m., New York time, on the Business Day that Borrower receives such notice, if such notice is received prior to 11:00 a.m., New York time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under SECTION 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrower's obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance.

               (b) Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by Lender arising out of or in connection with any Letter of Credit; PROVIDED, HOWEVER, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of Lender. Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Lender's interpretations of any L/C issued by Lender to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that Lender shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Undertakings may require Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrower against such Underlying Issuer. Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Lender under any L/C Undertaking as a result of Lender's indemnification of any Underlying Issuer; PROVIDED, HOWEVER, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of Lender.

               (c) Borrower hereby authorizes and directs any Underlying Issuer to deliver to Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

               (d) Any and all charges, commissions, fees, and costs incurred by Lender relating to Underlying Letters of Credit shall be Lender Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Lender for the account of Lender; it being acknowledged and agreed by Borrower that, as of the Closing Date, the usage charge imposed by the prospective Underlying Issuer is .85% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

               (e) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

               (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

               (ii) there shall be imposed on the Underlying Issuer or Lender any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto,

and the result of the foregoing is to increase, directly or indirectly, the cost to Lender of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by Lender, then, and in any such case, Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as Lender may specify to be necessary to compensate Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Lender of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

     2.13  LIBOR OPTION.

               (a) INTEREST AND INTEREST PAYMENT DATES. In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the "LIBOR OPTION") to have interest on all or a portion of the Advances be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which Lender has elected to accelerate the maturity of all or any portion of the Obligations, (iii) the last day of the third month of the Interest Period applicable thereto, or (iv) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Lender shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

               (b) LIBOR Election.

               (i) Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR

          Option by notifying Lender prior to 2:00 p.m. (New York time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR DEADLINE"). Notice of Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Lender of a LIBOR Notice received by Lender before the LIBOR Deadline, or by telephonic notice received by Lender before the LIBOR Deadline (to be confirmed by delivery to Lender of a LIBOR Notice received by Lender prior to 6:00 p.m. (New York time) on the same day.

               (ii) Each LIBOR Notice shall be irrevocable and binding on Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Lender harmless against any loss, cost, or expense incurred by Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "FUNDING LOSSES"). Funding Losses shall be deemed to equal the amount determined by Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), MINUS (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Lender delivered to Borrower setting forth any amount or amounts that Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

               (iii) Borrower shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrower only may exercise the LIBOR Option for LIBOR Rate Loans of at least $500,000 and integral multiples of $200,000 in excess thereof.

               (c) PREPAYMENTS. Borrower may prepay LIBOR Rate Loans at any time; PROVIDED, HOWEVER, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Lender of proceeds of Borrower's and its Subsidiaries' Collections in accordance with SECTION 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Lender and its Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

               (d) Special Provisions Applicable to LIBOR Rate.

               (i) The LIBOR Rate may be adjusted by Lender on a prospective basis to take into account any additional or increased costs to Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would materially increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, Lender shall give Borrower notice of such a determination and adjustment and, upon its receipt of the notice from Lender, Borrower may, by notice to Lender (y) require Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

               (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Lender, make it unlawful or impractical for Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, Lender shall give notice of such changed circumstances to Borrower and (y) in the case of any LIBOR Rate Loans that are outstanding, the date specified in Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until Lender determines that it would no longer be unlawful or impractical to do so.

               (e) NO REQUIREMENT OF MATCHED FUNDING. Anything to the contrary contained herein notwithstanding, neither Lender, nor any of its Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

     2.14 CAPITAL REQUIREMENTS. If, after the date hereof, Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Lender's or such holding company's capital as a consequence of Lender's credit obligations hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by Lender to be material, then Lender may notify Borrower thereof. Following receipt of such notice, Borrower agrees to pay Lender the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Lender may use any reasonable averaging and attribution methods.

3. CONDITIONS; TERM OF AGREEMENT.

     3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of Lender to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth below:

               (a) the Closing Date shall occur on or before July 7, 2003;

               (b) Lender shall have received appropriate financing statements on Form UCC-1 to be duly filed in such office or offices as may be necessary or, in the opinion of Lender, desirable to perfect the Lender's Liens in and to the Collateral;

               (c) Lender shall have received each of the following documents, in form and substance reasonably satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

               (i)    the Fee Letter,

               (ii)   the Guarantor Security Agreement,

               (iii)  the Guaranty,

               (iv)   the Intercompany Subordination Agreement,

               (v)    the Intercreditor Agreement,

               (vi)   the Officers' Certificate,

               (vii) the Pay-Off Letter, together with UCC termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrower and its Subsidiaries,

               (viii) the Stock Pledge Agreement, together with all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank, and

               (ix)   the Trademark Security Agreement;

               (d) Lender shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

               (e) Lender shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

               (f) Lender shall have received a certificate of status with respect to Borrower, dated within 20 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

               (g) Lender shall have received certificates of status with respect to Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

               (h) Lender shall have received a certificate from the Secretary of each Guarantor attesting to the resolutions of such Guarantor's board of directors authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor is a party and authorizing specific officers of such Guarantor to execute the same;

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               (i) Lender shall have received copies of each Guarantor's
Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Guarantor;

               (j) Lender shall have received a certificate of status with respect to each Guarantor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that Guarantor is in good standing in such jurisdiction;

               (k) Lender shall have received certificates of status with respect to each Guarantor, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Guarantor is in good standing in such jurisdictions;

               (l) Lender shall have received a certificate of insurance, together with the endorsements thereto, as are required by SECTION 6.8, the form and substance of which shall be satisfactory to Lender;

               (m) Borrower shall use its reasonable best efforts to obtain a Collateral Access Agreement, executed and delivered by each party thereto, with respect to Borrower's Headquarters;

               (n) Lender shall have received an opinion of Borrower's counsel in form and substance reasonably satisfactory to Lender;

               (o) Borrower shall have the Required Availability after giving effect to the initial extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrower on the Closing Date under this Agreement or the other Loan Documents;

               (p) Lender shall have completed its business, legal, and collateral due diligence, including a collateral audit and review of Borrower's and its Subsidiaries books and records and verification of Borrower's representations and warranties to Lender, the results of which shall be reasonably satisfactory to Lender;

               (q) Lender shall have received completed reference checks with respect to Borrower's senior management, the results of which are reasonably satisfactory to Lender in its sole discretion;

               (r) Lender shall have received Borrower's Closing Date Business Plan;

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               (s) Borrower shall have paid all Lender Expenses incurred in connection with the transactions evidenced by this Agreement;

               (t) Borrower and each of its Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower or its Subsidiaries of the Loan Documents or with the consummation of the transactions contemplated thereby; and

               (u) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.

     3.2 CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of Lender to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

               (a) within 10 days of the Closing Date, Lender shall have received a Cash Management Agreement with respect to the Concentration Account;

               (b) within 10 days of the Closing Date, Lender shall have received a Control Agreement for any Securities Account or any Deposit Account of Borrower of any of its Subsidiaries that contains cash, Cash Equivalents, deposit account balances, or Investment Property in an aggregate amount in excess of $100,000 outstanding as of such date;

               (c) within 10 days of the Closing Date, Lender shall have received the Credit Card Agreements, in form and substance satisfactory to Lender, duly executed, and in full force and effect,

               (d) within the earlier of (i) 10 days from the date of the making of the initial Advance (or other extension of credit) hereunder, and (ii) 15 days from the Closing Date, Lender shall have received the Mortgage on that certain Real Property owned by Morton's of Chicago/Jacksonville LLC commonly known as 1510 Riverplace Boulevard, Jacksonville, FL, 32207, in form and substance satisfactory to Lender, duly executed, and in full force and effect;

               (e) within the earlier of (i) 10 days from the date of the making of the initial Advance (or other extension of credit) hereunder, and (ii) 15 days from the Closing Date, Lender shall have received a mortgagee title insurance policy (or marked commitment to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to Lender (each a "MORTGAGE POLICY" and, collectively, the "MORTGAGE POLICIES") in amounts reasonably satisfactory to Lender up to 125% of the appraised value of such Real

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Property Collateral assuring Lender that the Mortgage on such Real Property
Collateral is a valid and enforceable first priority mortgage Lien on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and such Mortgage Policy otherwise shall be in form and substance reasonably satisfactory to Lender;

               (f) within 30 days of the Closing Date, Lender shall have received certified copies of the policies of insurance, together with the endorsements thereto, as are required by SECTION 6.8, the form and substance of which shall be satisfactory to Lender and its counsel;

               (g) within 30 days of the Closing Date, Lender shall have received searches reflecting the filing of all financing statements described in
SECTION 3.1(b);

               (h) within the time specified in SCHEDULE 3.2(h), each of the conditions subsequent set forth in SCHEDULE 3.2(h) shall be fulfilled.

     3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of Lender to make any Advances hereunder at any time (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

               (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

               (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

               (c) no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Lender or any of their Affiliates; and

               (d) no Material Adverse Change shall have occurred.

     3.4 TERM. This Agreement shall continue in full force and effect for a term ending on July 7, 2007 (the "MATURITY DATE"). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

     3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit and including all Bank Products Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage (which shall be returned to Borrower upon the expiration of each Letter of Credit without draw), or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral (in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure) to be held by Lender for the benefit of the Bank Product Providers with respect to the then extant Bank Products Obligations). No termination of this Agreement, however, shall relieve or discharge Borrower or its Subsidiaries of their duties, Obligations, or covenants hereunder and the Lender's Liens in the Collateral shall remain in effect until all Obligations have been paid in full and Lender's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been paid in full and Lender's obligations to provide additional credit under the Loan Documents have been terminated, Lender will, at Borrower's sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are necessary or requested by Borrower to release, as of record, the Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

     3.6 EARLY TERMINATION BY BORROWER. Borrower has the option, at any time upon 30 Business Days prior written notice to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations (including (a) either
(i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral (in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure) to be held by Lender for the benefit of the Bank Product Providers with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium. If Borrower has sent a notice of termination pursuant to the provisions of this Section, then Lender's obligations to extend credit hereunder shall terminate and Borrower shall be obligated to repay the Obligations (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral (in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure) to be held by Lender for the benefit of the Bank Product Providers with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of the Lender to terminate after the occurrence and during the continuation of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender or profits lost by the Lender as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender, Borrower shall pay the Applicable Prepayment Premium to Lender, measured as of the date of such termination.

4. CREATION OF SECURITY INTEREST.

     4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Lender for the benefit of Lender and the Bank Product Providers a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Borrower Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The Lender's Liens in and to the Borrower Collateral shall attach to all Borrower Collateral without further act on the part of Lender or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower and its Subsidiaries have no authority, express or implied, to dispose of any item or portion of the Collateral.

     4.2 NEGOTIABLE COLLATERAL. In the event that any Borrower Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that Lender determines that perfection or priority of Lender's security interest is dependent on or enhanced by possession, Borrower, upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender.

     4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Lender or Lender's designee may (a) notify Account Debtors of Borrower or of any Domestic Subsidiary that the Accounts, chattel paper, or General Intangibles of Borrower or any such Subsidiary have been assigned to Lender or that Lender has a security interest therein, or (b) collect such Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Borrower and its Domestic Subsidiaries each agree that each will hold in trust for the Lender, as the Lender's trustee, any of its Collections that it receives and immediately will deliver such Collections to Lender or a Cash Management Bank in their original form as received by Borrower or such Subsidiary.

     4.4 FILING OF FINANCING STATEMENTS; COMMERCIAL TORT CLAIMS; DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED.

               (a) Borrower authorizes Lender to file any financing statement necessary or desirable to effectuate the transactions contemplated by the Loan Documents, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of Borrower where permitted by applicable law. Borrower hereby ratifies the filing of any financing statement filed without the signature of Borrower prior to the date hereof.

               (b) If Borrower or the Guarantors acquire any commercial tort claim after the date hereof, Borrower shall promptly (but in any event within 3 Business Days after such acquisition) deliver to Lender a written description of such commercial tort claim and shall deliver a written agreement, in form and substance reasonably satisfactory to Lender, pursuant to which Borrower or such Guarantor, as applicable, shall pledge and collaterally assign all of its right, title and interest in and to such commercial tort claim to Lender, as security for the Obligations (a "Commercial Tort Claim Assignment").

               (c) At any time upon the request of Lender, Borrower shall execute or deliver to Lender, and shall cause the Guarantors to execute or deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (collectively, the "ADDITIONAL DOCUMENTS") that Lender may request in its Permitted Discretion, in form and substance reasonably satisfactory to Lender, to create, perfect and continue perfected or to better perfect the Lender's Liens in the assets (other than the Excluded Assets) of Borrower and the Guarantors (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Lender in any Real Property owned in fee (other than the Excluded Assets) acquired after the Closing Date and having a purchase price equal to or greater than $1,000,000 individually (or up to $2,500,000 million for all such fee owned Real Property in the aggregate) and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Lender to execute any such Additional Documents in Borrower's name and authorizes Lender to file such executed Additional Documents in any appropriate filing office if any Debtor refuses to, or fails timely to, execute and deliver any Additional Document. In addition, on such periodic basis as Lender shall require, Borrower shall (i) provide Lender with a report of all new material patentable, copyrightable, or trademarkable materials acquired or generated by Borrower or the Guarantors during the prior period, (ii) cause all material patents, copyrights, and trademarks acquired or generated by Borrower or the Guarantors that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrower's or the applicable Subsidiary's ownership thereof, and (iii) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

     4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in
SECTION 4.4, sign the name of Borrower on any of the documents described in
SECTION 4.4, (b) at any time that an Event of Default has occurred and is continuing and after notice to Borrower, sign Borrower's name on any invoice or bill of lading relating to the Borrower Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Borrower's or any Guarantor's Accounts, (d) endorse Borrower's name on any of its payment items (including all of its Collections) that may come into Lender's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting Borrower's or Guarantors' Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary. The appointment of Lender as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligations to extend credit hereunder are terminated.

     4.6 RIGHT TO INSPECT. Lender and its officers, employees, or agents shall have the right, from time to time hereafter during normal business hours, or at any time following the occurrence and during the continuance of a Default or an Event of Default, to inspect the Books and make copies or abstracts thereof and to check, test, and appraise the Collateral, or any portion thereof, in order to verify Borrower's and its Guarantors' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

     4.7 CONTROL AGREEMENTS. Borrower agrees that it will not, and will not permit the Guarantors to, transfer assets out of any of their Deposit Accounts or Securities Accounts; provided, however, that so long as no Event of Default has occurred and is continuing or would result therefrom, Borrower and the Guarantors may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement or the other Loan Documents and, if the transfer is to another bank or securities intermediary, so long as Borrower or its Subsidiary, Lender, and the substitute bank or securities intermediary have entered into a Control Agreement. Borrower agrees that it will and will cause its Subsidiaries to comply with SECTION 2.7(c) and take any or all reasonable steps that Lender requests in order for Lender to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to any of its or their electronic chattel paper, Investment Property, and letter-of-credit rights. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrower without the prior written consent of Lender. Upon the occurrence and during the continuance of a Default or Event of Default, Lender may notify any bank or securities intermediary to liquidate the applicable Deposit Account or Securities Account or any related

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Investment Property maintained or held thereby and remit the proceeds thereof to the Lender's Account.

5. REPRESENTATIONS AND WARRANTIES.

          In order to induce Lender to enter into this Agreement, Borrower makes the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

     5.1 NO ENCUMBRANCES. Borrower and Guarantors have good title to their personal property assets and good and marketable title to their Real Property, in each case, free and clear of Liens except for Permitted Liens.

     5.2 [INTENTIONALLY OMITTED].

     5.3 [INTENTIONALLY OMITTED].

     5.4 EQUIPMENT. All of the Equipment of Borrower and Guarantors is used or held for use in their business and to the extent necessary for the operation of their business, is fit for such purposes.

     5.5 LOCATION OF INVENTORY AND EQUIPMENT. Except as set forth on SCHEDULE 5.5, the Inventory and Equipment of Borrower and Guarantors are not stored with a bailee, warehouseman, or similar party and are located only at, or in-transit between, the locations identified on SCHEDULE 5.5 (as such Schedule may be updated pursuant to Section 6.9).

     5.6 INVENTORY RECORDS. Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries' Inventory and the book value thereof other than any Inventory that may be owned by an Inactive Subsidiaries.

     5.7 STATE OF INCORPORATION; LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN; ORGANIZATIONAL ID NUMBER; COMMERCIAL TORT CLAIMS.

               (a) The jurisdiction of organization of Borrower and each of its Subsidiaries is set forth on SCHEDULE 5.7(a).

               (b) The chief executive office of Borrower and each of its Domestic Subsidiaries is located at the address indicated on SCHEDULE 5.7 (b) (as such Schedule may be updated pursuant to Section 6.9).

               (c) Borrower's and each of its Domestic Subsidiaries' FEIN and organizational identification number, if any, are identified on SCHEDULE 5.7(c).

               (d) As of the Closing Date, Borrower and its Domestic Subsidiaries do not hold any commercial tort claims, except as set forth on
SCHEDULE 5.7(d).

     5.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

               (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

               (b) Set forth on SCHEDULE 5.8(b), is a complete and accurate description of the authorized capital Stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on SCHEDULE 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Except as described on SCHEDULE 5.8(b), Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

               (c) Set forth on SCHEDULE 5.8(c), is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

               (d) Except as set forth on SCHEDULE 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrower nor any of its Domestic Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of such Subsidiary's capital Stock or any security convertible into or exchangeable for any such capital Stock.

     5.9 DUE AUTHORIZATION; NO CONFLICT.

               (a) The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.

               (b) The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contractual obligation of Borrower that could reasonably be expected to result in a Material Adverse Change, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

               (c) Other than the filing of financing statements and filings with the United States Patent & Trademark Office, and the recordation of the Mortgages, the execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority other than consents or approvals that have been obtained and that are still in force and effect.

               (d) This Agreement and the other Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

               (e) On and after the Closing Date, The Lender's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

               (f) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor.

               (g) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Guarantor, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor,
(ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contractual obligation of such Guarantor that could reasonably be expected to result in a Material Adverse Change, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval of such Guarantor's interestholders or any approval or consent of any Person under any material contractual obligation of such Guarantor, other than consents or approvals that have been obtained and that are still in force and effect.

               (h) Other than the filing of financing statements, filings with the United States Patent & Trademark Office, and the recordation of the Mortgages, the execution, delivery, and performance by each Guarantor of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority other than consents or approvals that have been obtained and that are still in force and effect.

               (i) The Loan Documents to which each Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be the legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

     5.10 LITIGATION. Other than those matters disclosed on SCHEDULE 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against Borrower, or any Guarantor, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to Borrower, or any Guarantor, as applicable, reasonably could not be expected to result in a Material Adverse Change.

     5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower and its Subsidiaries or Guarantors that have been delivered by Borrower to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrower's and its Subsidiaries' financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower and its Subsidiaries (or Guarantors, as applicable) since the date of the latest financial statements submitted to Lender on or before the Closing Date.

     5.12  FRAUDULENT TRANSFER.

               (a) Borrower is and the Borrower's Domestic Subsidiaries taken as a whole are Solvent.

               (b) No transfer of property is being made by Borrower or Guarantors and no obligation is being incurred by Borrower or Guarantors in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower or Guarantors.

     5.13 EMPLOYEE BENEFITS. Except as set forth on SCHEDULE 5.13, None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

     5.14 ENVIRONMENTAL CONDITION. Except as set forth on SCHEDULE 5.14, (a) to Borrower's knowledge, none of Borrower's or its Subsidiaries' assets has ever been used by Borrower, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Borrower's knowledge, none of Borrower's or its Subsidiaries' properties or assets has ever been designated or identified in any manner pursuant to any Environmental Law as a Hazardous Materials disposal site,
(c) neither Borrower nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrower or its Subsidiaries, and (d) except for matters reduced or remediated to the written satisfaction of the applicable Governmental Authority neither Borrower nor its Subsidiaries has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower or its Subsidiaries resulting in the releasing or disposing of Hazardous Materials into the environment in violation of any applicable Environmental Laws.

     5.15 BROKERAGE FEES. Neither Borrower nor any of its Subsidiaries has utilized the services of any broker or finder in connection with Borrower's obtaining financing from Lender under this Agreement and no brokerage commission or finders fee is payable by Borrower or its Subsidiaries in connection herewith.

     5.16 INTELLECTUAL PROPERTY. Borrower and Guarantors own, or hold licenses to use, all Intellectual Property that is necessary to or used in the conduct of Borrower's and Guarantors' businesses as currently conducted Attached hereto as
SCHEDULE 5.16 (as updated from time to time) is a true, correct, and complete listing of all Intellectual Property for which Borrower or any Subsidiary of Borrower is the owner or an exclusive licensee and of all license agreements under which any Person other than Borrower is the exclusive licensee thereof. Except as set forth on SCHEDULE 5.16, neither Borrower nor any Subsidiary of Borrower owns or licenses (whether as licensee or licensor) any Intellectual Property.

     5.17 LEASES. Except as set forth on SCHEDULE 5.17, Borrower and its Subsidiaries (other than Inactive Subsidiaries) enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating subject to Permitted Protests. Except as set forth on SCHEDULE 5.17, all of such leases are valid and subsisting and no material default by Borrower or its Subsidiaries (other than Inactive Subsidiaries) exists under any of them subject to Permitted Protests.

     5.18 DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS. Set forth on SCHEDULE 5.18 are all of Borrower's and its Subsidiaries Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (i) the name and address of such Person, and (ii) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

     5.19 COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Borrower or its Subsidiaries in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower or its Subsidiaries in writing to Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Lender, such additional Projections represent Borrower's good faith best estimate of its and its Subsidiaries future, performance for the periods covered thereby (using assumptions believed in good faith to be reasonable at such time).

     5.20 INDEBTEDNESS. Set forth on SCHEDULE 5.20 is a true and complete list of all Indebtedness of Borrower and its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

     5.21 REAL PROPERTY. SCHEDULE 5.21 sets forth a complete and accurate list, as of the Closing Date, of the location, by state and street address, of all Real Property of Borrower and each Guarantor, including all Restaurants. As of the Closing Date, each of Borrower and each of Guarantor, as indicated on
SCHEDULE 5.21, has valid leasehold interests in the Real Property described on
SCHEDULE 5.21 as a leasehold interest, and each has a fully executed and currently effective lease relative to such leasehold interest. Each such lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with any such lease is necessary for any Borrower or any of its Subsidiaries to enter into, execute and deliver, or perform its obligations under the Loan Documents to which it is a party, except as set forth on SCHEDULE 5.21. Except as set forth on SCHEDULE 5.21 or with respect to Inactive Subsidiaries as to which neither Borrower nor any of its Subsidiaries other than Inactive Subsidiaries is liable in whole or in part, primarily, secondarily, contingently or otherwise, to the best knowledge of Borrower and its Subsidiaries, (a) no other party to any such lease is in material default of its obligations thereunder, (b) neither Borrower nor any of its Subsidiaries (or any other party to any such lease) has at any time delivered or received any notice of material default which remains uncured under any such lease, and (c) as of the Closing Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a material default under any such lease.

     5.22 FRANCHISES. Neither Borrower nor any of its Subsidiaries is a party, as franchisor or franchisee, to any franchise agreements.

     5.23 INACTIVE SUBSIDIARIES. No Inactive Subsidiary engages in any business activities (other than activities related to winding-up), no Inactive Subsidiary has any material assets, no Inactive Subsidiary has assets in excess of $100,000 and all Inactive Subsidiaries collectively do not hold or own assets in excess of $500,000 in the aggregate.

     5.24 PARENT'S BUSINESS. Parent's sole business activity is the management and operation of the Borrower and its Subsidiaries. Parent has no officers or employees who devote any material time or attention to any business or operation of any Person other than the Borrower and its Subsidiaries.

     5.25 CREDIT CARD RECEIPTS. SCHEDULE 5.25 sets forth all of Borrower's and each of its Domestic Subsidiary's Credit Card Processors and all arrangements to which Borrower or any Domestic Subsidiary is a party with respect to the payment to Borrower or any Domestic Subsidiary of the proceeds of all credit card charges for sales by Borrower or any of its Domestic Subsidiaries.

6. AFFIRMATIVE COVENANTS.

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the Obligations (other than continuing contingent indemnification obligations), Borrower shall and shall cause each Guarantor to do all of the following:

     6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lender. Borrower also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to its and the Guarantors' Inventory.

     6.2 COLLATERAL REPORTING. Provide Lender with the following documents at the following times in form satisfactory to Lender:

Monthly (not later than    (a) a detailed calculation of the Borrowing Base,
the 25th day of each
month in which the         (b) sales reports for each currently operating
Advances have exceeded     Restaurant of each Obligor, for the prior month,
$7.5 million outstanding
at any time and not        (c) a summary aging, by vendor, of Borrower's and its
later than 30th day of     Subsidiaries' accounts payable and any book
each month in which the    overdraft,
Advances have not
exceeded $7.5 million      (d) a detailed report regarding Borrower and its
outstanding at any time)   Subsidiaries' cash and Cash Equivalents including an
                           indication of which amounts constitute Qualified
                           Cash; and

                           (e) a copy of the monthly reporting package delivered by Borrower or Parent to its Board of Directors.

Quarterly                  (f) a report regarding Borrower's and its
                           Subsidiaries' accrued, but unpaid, AD VALOREM, Real
                           Property, sales, and payroll taxes,

                           (g) a report on each of the Restaurants, together with a listing of any new Restaurants or locations owned, leased or franchised by Borrower or any of its Subsidiaries, and a reconciliation explaining any change (whether due to a Permitted Disposition or otherwise) in the ownership or operation of the Restaurants and locations listed in the corresponding report for the immediately preceding quarter.

Upon reasonable request    (h) such other reports as to the Collateral or the
by Lender                  financial condition of Borrower and its Subsidiaries
                           as Lender may request.

     6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Lender:

               (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of Borrower's fiscal quarters) after the end of each month during each of Borrower's fiscal years,

               (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Borrower's and its Subsidiaries' operations during such period,

               (ii) a certificate signed by the chief financial officer of Borrower to the effect that:

                    (A) the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Borrower and its Subsidiaries,

                    (B) if at any time the Revolver Usage is greater than or
               equal to $5,000,000, the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                    (C) there does not exist any condition or event that
               constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto), and

               (iii) for each month that is the date on which the financial covenant in SECTION 7.18 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with such financial covenant contained in SECTION 7.18,

               (b) as soon as available, but in any event within 45 days after the end of each quarter during each of Borrower's fiscal years,

               (i) if at any time the Revolver Usage is greater than $0 but less than $5,000,000, a certificate signed by the chief financial officer of Borrower to the effect that the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

               (c) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years,

               (i) consolidated financial statements of Borrower and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any material qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management), and

               (ii) a certificate of such accountants addressed to Lender stating that such accountants do not have knowledge of the existence of any Default or Event of Default under SECTION 7.18,

               (d) as soon as available, but in any event within 30 days after the start of each of Borrower's fiscal years, copies of Borrower's Projections, in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Lender, in its Permitted Discretion, for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Borrower as being such officer's good faith best estimate of the financial performance of Borrower during the period covered thereby,

               (e) if and when filed by Borrower,

               (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

               (ii)   any other filings made by Borrower with the SEC,

               (f) if and when filed by Borrower or its Subsidiaries and as requested by Lender, satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which (i) Borrower or its Subsidiaries (other than Inactive Subsidiaries for whose taxes neither Borrower nor any of Domestic Subsidiary is liable) conducts business or is required to pay any such excise tax; (ii) where Borrower's or any Domestic Subsidiary's (other than Inactive Subsidiaries for whose taxes neither Borrower nor any of Domestic Subsidiary is liable) failure to pay any such applicable excise tax would result in a Lien on the properties or assets of Borrower or its Subsidiaries, or (iii) where Borrower's or its Subsidiaries' (other than Inactive Subsidiaries for whose taxes neither Borrower nor any of Domestic Subsidiary is liable) failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

               (g) as soon as Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto,

               (h) promptly after the commencement thereof, but in any event within 5 days after the service of process with respect thereto on Borrower or any of its Subsidiaries (other than Inactive Subsidiaries for whose actions neither Borrower nor any of Domestic Subsidiary is liable), notice of all actions, suits, or proceedings brought by or against

Borrower or any of its Subsidiaries (other than Inactive Subsidiaries for whose actions neither Borrower nor any of Domestic Subsidiary is liable)before any Governmental Authority which, if determined adversely to Borrower or such Subsidiary, reasonably could be expected to result in a Material Adverse Change, and

               (h) upon the reasonable request of Lender, any other report, filing or information reasonably requested relating to the financial condition of Borrower or its Subsidiaries.

          In addition to the financial statements referred to in clauses (a) and
(b) above, Borrower agrees to deliver to Lender, concurrently with the delivery of the financial statements referred to in clause (a) above, income statements relating to its Subsidiaries (other than Inactive Subsidiaries) for the relevant monthly period, on a consolidating basis substantially in the form of the consolidating income statements delivered by Borrower to Lender prior to the Closing Date. Borrower agrees that no Subsidiary of Borrower will have a fiscal year different from that of Borrower. Borrower agrees to cooperate with Lender to allow Lender to consult with its independent certified public accountants if Lender reasonably requests the right to do so (so long as, prior to the occurrence and continuation of an Event of Default, a representative of such Borrower is present) and that, in such connection, its independent certified public accountants are authorized to communicate with Lender and to release to Lender whatever financial information concerning Borrower Lender reasonably may request.

     6.4 GUARANTOR REPORTS. Cause each Guarantor to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Lender, but only to the extent such Guarantor's financial statements are not consolidated with Borrower's financial statements.

     6.5 [INTENTIONALLY OMITTED].

     6.6 MAINTENANCE OF PROPERTIES. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear casualties and Permitted Dispositions excepted, and comply at all times with the provisions of all leases to which it is a party as lessee so as to prevent any material loss or forfeiture thereof or thereunder, except to the extent such lease is the subject of a Permitted Disposition.

     6.7 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower, its Subsidiaries, or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower will and will cause its Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower and its Subsidiaries have made such payments or deposits.

     6.8 INSURANCE.

               (a) At Borrower's expense, maintain insurance respecting all of its and its Subsidiaries' (other than the assets of Inactive Subsidiaries) assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are customary for Persons engaged in the same or similar businesses of similar size and quality. Borrower shall deliver copies of all such policies to Lender with a satisfactory lender's loss payable endorsement naming Lender as loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

               (b) Borrower shall give Lender prompt notice of any loss exceeding $10,000 covered by such insurance. So long as no Event of Default has occurred and is continuing, Borrower shall have the exclusive right to adjust any losses claimed after the Closing Date. At any time following the occurrence and during the continuance of a Default or an Event of Default, Lender shall have the exclusive right to adjust any losses claimed after the Closing Date without any liability to Borrower whatsoever in respect of such adjustments. During the continuance of an Event of Default any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Lender to be applied at the option of Lender either to the prepayment of the Obligations or shall be disbursed to Borrower under staged payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations. Borrower shall utilize any such proceeds to replace, substitute, or restore the assets lost or taken. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items of property destroyed or taken prior to such damage, destruction or taking.

               (c) Borrower will not and will not suffer or permit any of its Domestic Subsidiaries to take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this
SECTION 6.8, unless Lender is included thereon as named insured with the loss payable to Lender under a lender's loss payable endorsement or its equivalent. Borrower immediately shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

     6.9 LOCATION OF INVENTORY AND EQUIPMENT. Keep Borrower's and Guarantors' Inventory and Equipment only at the locations identified on SCHEDULE 5.5 and their chief executive offices only at the locations identified on SCHEDULE 5.7(b); PROVIDED, HOWEVER, that Borrower may amend SCHEDULE 5.5 and SCHEDULE 5.7 so long as such amendment occurs by written notice to Lender not less than 15 days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated so long as such new location is within the continental United States.

     6.10 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

     6.11 LEASES. Pay when due all rents and other amounts payable under any material leases (provided that all Restaurant leases are deemed material, other than Restaurant leases for Unprofitable Restaurants or Restaurants otherwise permitted to be closed pursuant to the definition of the term "Permitted Dispositions", in each case on which neither Borrower nor any Subsidiary other than the Subsidiary that owns the Unprofitable Restaurant are liable) to which Borrower or any of its Domestic Subsidiaries (other than an Inactive Subsidiary) is a party or by which Borrower's or any such Subsidiary's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

     6.12 EXISTENCE. At all times preserve and keep in full force and effect Borrower's and Guarantors' valid existence and good standing and any rights and franchises material to their businesses except to the extent such existence, good standing rights, or Franchises are the subject of a Permitted Disposition.

     6.13  ENVIRONMENTAL.

               (a) Keep any property either owned or operated by Borrower or its Domestic Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests, (c) promptly notify Lender of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Borrower or its Subsidiaries and, to the extent required by any applicable Environmental Law, take any Remedial Actions required under such Environmental Laws to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly, but in any event within 10 days of its receipt thereof, provide Lender with written notice of any of the following: (i) notice that an

Environmental Lien has been filed against any of the real or personal property of Borrower or its Subsidiaries, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against Borrower or its Subsidiaries, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

     6.14 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Lender if any written information, exhibit, or report furnished to Lender under any Loan Document contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the affect of amending or, modifying this Agreement or any of the Schedules hereto.

     6.15 FORMATION OF SUBSIDIARIES. At the time that Borrower or any Guarantor forms any direct or indirect Domestic Subsidiary or acquires any direct or indirect Domestic Subsidiary after the Closing Date, Borrower or such Guarantor shall (a) cause such new Domestic Subsidiary to provide to Lender a joinder to the Guaranty and the Guarantor Security Agreement, together with such other security documents (including, to the extent required hereunder, Mortgages with respect to any unencumbered Real Property owned in fee of such new Subsidiary), as well as appropriate UCC-1 financing statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance reasonably satisfactory to Lender (including being sufficient to grant Lender a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Domestic Subsidiary), (b) provide to Lender a pledge agreement and appropriate certificates and powers or UCC-1 financing statements, hypothecating all of the direct or beneficial ownership interest in such new Domestic Subsidiary, in form and substance satisfactory to Lender, and (c) provide to Lender all other documentation, including one or more opinions of counsel satisfactory to Lender, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to any such Mortgage). Any document, agreement, or instrument executed or issued pursuant to this SECTION 6.15 shall be a Loan Document.

     6.16 LICENSES AND PERMITS. Borrower and each of its Subsidiaries shall maintain all licenses and permits necessary to operate the Restaurants in the manner in which they are currently operated other than to the extent such Restaurant is closed in accordance with the definition of "Permitted Disposition". Without limiting the generality of the foregoing, Borrower and its Subsidiaries shall maintain valid and effective liquor licenses and other permits as may be required to continue to sell alcoholic beverages at each Restaurant and shall maintain their current standing with or rating by any local, regional, or national board

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of health or other Governmental Authority other than to the extent such
Restaurant is closed in accordance with the definition of "Permitted
Disposition".

7. NEGATIVE COVENANTS.

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the Obligations (other than contingent indemnification Obligations), Borrower will not and will not permit any of its Subsidiaries to do any of the following:

     7.1 INDEBTEDNESS. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

               (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

               (b) Indebtedness set forth on SCHEDULE 5.20,

               (c) Permitted Purchase Money Indebtedness,

               (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this SECTION 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) such refinancings, renewals, or extensions do not result in an increase in the then extant principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Borrower, (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness, and (v) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended,

               (e) endorsement of instruments or other payment items for deposit,

               (f) Indebtedness composing Permitted Investments,

               (g) Indebtedness represented by any notes issued pursuant to the Indenture, including any Notes (or any other evidence of indebtedness for borrowed money

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under the Notes or the Indenture) in an aggregate principal amount not to exceed
$105,000,000 at any one time outstanding,

               (h) Hedge Agreements of Borrowers or any Subsidiary of Borrower covering Indebtedness of Borrower or any of its Subsidiaries; provided, however, that such Hedge Agreements are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is not prohibited hereunder;

               (i) Indebtedness of a Guarantor to Borrower or another Guarantor or Indebtedness of Borrower to a Guarantor so long as such Indebtedness is subordinated in right of payment to the Obligations and to the Guarantied Obligations (as defined in the Guaranty);

               (j) Indebtedness of a Foreign Subsidiary to another Foreign Subsidiary;

               (k) Indebtedness of Borrower or any of its Subsidiaries represented by letters of credit for the account of Borrower or such Subsidiary, as the case may be, in order to provide security for performance bonds, bankers' acceptances, workers' compensation claims, surety and appeal bonds, and payment obligations in connection with self-insurance or similar requirements incurred in the ordinary course of business;

               (l) Guarantees by Borrower or a Guarantor of Indebtedness incurred by Borrower or a Guarantor so long as the incurrence of such Indebtedness by Borrower or any such Guarantor is otherwise permitted by the terms hereof and so long as such Indebtedness is subordinated in right of payment to the Obligations and to the Guarantied Obligations (as defined in the Guaranty);

               (m) Indebtedness of Foreign Subsidiaries of Borrower to third parties who are not Affiliates of Borrower or any Permitted Holder, in an aggregate outstanding principal amount not to exceed $2.0 million;

               (n) Indebtedness arising from agreements of Borrower or a Subsidiary providing for the guarantee, indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with a Permitted Disposition, other than guarantees of Indebtedness incurred by any Person acquiring the assets or business that is the subject of the Permitted Disposition; provided that the maximum liability in respect of any such Indebtedness shall at no time exceed the gross proceeds actually received by Borrower or the Subsidiary, as applicable, in connection with such Permitted Disposition;

               (o) Permitted Acquired Indebtedness not to exceed $5,000,000 in the aggregate at any one time; and

               (p) additional Indebtedness of Borrower and its Subsidiaries in an aggregate principal amount not to exceed $3,000,000 million at any time outstanding.

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     7.2 LIENS. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under SECTION 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

     7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES.

               (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock other than mergers and consolidations of any Guarantor into a Guarantor or into Borrower.

               (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution) other than the liquidation, winding up or dissolution of an Inactive Subsidiary or an Unprofitable Restaurant or any other Restaurant permitted to be closed pursuant to the definition of "Permitted Disposition", in each case solely to the extent that such liquidation, winding up or dissolution is a Permitted Disposition.

               (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets other than the sale of assets of an Unprofitable Restaurant or other Restaurant permitted to be closed pursuant to the definition of "Permitted Disposition".

     7.4 DISPOSAL OF ASSETS. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of Borrower's or its Subsidiaries, assets.

     7.5 CHANGE NAME. Change Borrower's or any of its Subsidiaries' names, FEINs, organizational identification number, state of organizational or organization identity; PROVIDED, HOWEVER, that Borrower or any of its Subsidiaries may change its name upon at least 10 Business Days, prior written notice to Lender of such change and so long as, at the time of such written notification, Borrower or its Subsidiaries provides any financing statements necessary to perfect and continue perfected the Lender's Liens.

     7.6 NATURE OF BUSINESS. Make any change in the principal nature of its or their business.

     7.7 PREPAYMENTS AND AMENDMENTS.

          Except in connection with a refinancing permitted by SECTION 7.1(d),

               (a) prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Borrower or its Subsidiaries, other than the Obligations in accordance with

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this Agreement and Indebtedness described in SECTION 7.1(c) and as otherwise set forth on SCHEDULE 7.7(a), or

               (b) directly or indirectly, amend, modify, alter, increase, or change in any manner materially adverse to the Lender any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under SECTION 7.1(b) or (c).

     7.8 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

     7.9 [INTENTIONALLY OMITTED].

     7.10 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of Borrower's Stock, of any class, whether now or hereafter outstanding , except for distributions to Parent to:

               (a) pay indemnities (1) provided in the ordinary course of Borrower's business for the benefit of employees, officers and directors of Parent, as applicable, or (2) in connection with an acquisition permitted under
Section 7.13 to the extent (and only to the extent) that such indemnities would have been permitted Indebtedness under SECTION 7.1(n), had they been incurred by Borrower;

               (b) pay reasonable severance compensation to officers and employees of Parent upon termination in the ordinary course of business so long as the representation contained in SECTION 5.24 is correct,

               (c) permit Parent to contemporaneously redeem from current or former employees or directors and their respective estates, spouses, former spouses and heirs equity interests or warrants or options to acquire any equity interests of the Parent up to an aggregate of not more than $1.0 million in any fiscal year, plus up to $500,000 of any unused amount permitted under this clause (c) for the immediately preceding year,

               (d) pay outside directors' fees, reimbursement of actual out-of-pocket expenses incurred in connection with attending board of director meetings and indemnification claims to the extent not covered by insurance,

               (e) pay administrative expenses, corporate overhead and taxes of Parent so long as the representation contained in SECTION 5.24 is correct,

               (f) repurchases of stock of Parent deemed to occur upon the cashless exercise of stock options and warrants, and

               (g) permit Parent to pay management fees pursuant to the terms of the Management Agreement.

     7.11 ACCOUNTING METHODS. Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's or its Subsidiaries' accounting records if such accounting firm or service bureau does not agree to provide Lender the communication and access required by SECTION 6.3.

     7.12 INVESTMENTS. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; PROVIDED, HOWEVER, that Borrower and its Subsidiaries shall not have Permitted Investments consisting of cash, Cash Equivalents, deposit account balances or Investment Property (other than in the Concentration Account) in Deposit Accounts or Securities Accounts in an aggregate amount in excess of $100,000 outstanding at any one time unless Borrower or its Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Lender's Liens in such Permitted Investments. Subject to the foregoing proviso, Borrower shall not and shall not permit its Subsidiaries to establish or maintain any Deposit Account or Securities Account unless Lender shall have received a Control Agreement in respect of such Deposit Account or Securities Account.

     7.13 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Lender, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate provided, however, that such restrictions shall not apply to:

               (a) transactions exclusively between or among Borrower and any Guarantor or exclusively between or among such Guarantors;

               (b) payments pursuant to the Management Agreement to the extent permitted under SECTION 7.10(g);

               (c) arrangements with directors of Borrower existing on the Closing Date as disclosed in SCHEDULE 7.13;

               (d) any Permitted Acquisition from a non-Affiliate that is an arm's length transaction and fails to comply with this section solely because such a non-Affiliate becomes an Affiliate as a result of such Permitted Acquisition;

               (e) any distribution or dividend permitted pursuant to Section 7.10;

               (f) any Investment permitted pursuant to Section 7.12; and

               (g) any sale of the Stock of Borrower in exchange for equity contributions from Parent.

     7.14 SUSPENSION. Suspend or go out of a substantial portion of its or their business other than in connection with a Permitted Disposition.

     7.15  [INTENTIONALLY OMITTED].

     7.16 USE OF PROCEEDS. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

     7.17 INVENTORY AND EQUIPMENT WITH BAILEES. Except as set forth on SCHEDULE 7.17, Borrower or its Subsidiaries at any time now or hereafter with a bailee, warehouseman, or similar party without Lender's prior written consent.

     7.18 FINANCIAL COVENANTS. Fail to maintain or achieve TTM EBITDA, measured on a month-end basis, of at least $16,000,000 as of the Closing Date and as of the last date of each month thereafter.

8. EVENTS OF DEFAULT.

          Any one or more of the following events shall constitute an event of default (each, an "EVENT OF DEFAULT") under this Agreement:

     8.1 If Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations) PROVIDED, HOWEVER, that in the case of Overadvances that are caused by the charging of interest, fees, or Lender Expenses to the Loan Account, such event shall not constitute an Event of Default if, within 3 Business Days of its receipt of telephonic notice of such Overadvance, Borrower eliminates such Overadvance;

     8.2 If Borrower or any Guarantor (a) fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in SECTIONS 2.7, 3.2, 4.2, 4.4, 4.6, 6.8, 6.12, 6.15 and 7.1 through 7.18 of this Agreement;

          (b) fails or neglects to perform, keep, or observe any term, provision, covenant, or agreement contained in SECTIONS 4.5, 6.2, 6.3, 6.5, 6.6, 6.7, 6.9, 6.10, 6.11, and 6.14 of this Agreement and such failure continues for a period of 5 Business Days; or

          (c) fails or neglects to perform, keep, or observe any other term, provision, covenant, or agreement contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Loan Documents); in each case, other than any such term, provision, covenant, or agreement that is the subject of another provision of this SECTION 8 (in which event such other provision of this SECTION 8 shall govern), and such failure continues for a period of 10 Business Days;

          PROVIDED that, during any period of time that any such failure or neglect referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default, Lender shall be relieved of its obligation to extend credit hereunder;

     8.3 If any material portion of Borrower's or any of its Domestic Subsidiaries' (other than Inactive Subsidiaries) assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

     8.4  If any Insolvency Proceeding is commenced:

          (a) by Borrower or any of its Domestic Subsidiaries (other than Inactive Subsidiaries).

          (b) against Borrower or any of its Domestic Subsidiaries (other than Inactive Subsidiaries), and any of the following events occur: (a) Borrower or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligations to extend credit hereunder, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or (e) an order for relief shall have been entered therein.

          (c) Notwithstanding the foregoing, the commencement of an Insolvency Proceeding by or against any Inactive Subsidiary or up to three Restaurant Subsidiaries shall not constitute an Event of Default so long as, in the case of a Restaurant Subsidiary, such Restaurant Subsidiary's TTM EBITDA ending on the date of the commencement of such proceeding is equal to or less than $250,000.

     8.5 If Borrower or any of its Domestic Subsidiaries (other than Inactive Subsidiaries) is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

     8.6 (a) If a notice of Lien is filed of record with respect to Borrower's or Guarantors' (other than an Inactive Subsidiaries) assets by the United States or any department, agency, or instrumentality thereof (a "FEDERAL LIEN"), or by any state, county, municipal, or governmental agency and such state, county, municipal, or governmental agency Lien has priority over the Liens of Lender in and to the Collateral or any portion thereof (a "NON-FEDERAL PRIORITY LIEN"); or

          (b) If a notice of Lien is filed of record with respect to Borrowers' assets or Guarantors' assets by any state, county, municipal, or governmental agency that is not a Non-Federal Priority Lien (a "NON-FEDERAL NON-PRIORITY LIEN"); PROVIDED, HOWEVER, that, if the aggregate amount claimed with respect to any such Non-Federal Non-Priority Liens, or combination thereof, is less than $100,000, an Event of Default shall not occur under this subsection if the claims that are the subject of such Liens are the subject of Permitted Protests and if the Liens are released, discharged, or bonded against within 30 days of each such Lien first being filed of record or, if earlier, at least 5 days prior to the date on which assets that are subject to such Liens are subject to being sold or forfeited and, in any such case, Lender shall have the absolute right to establish and maintain a reserve against the Borrowing Base and the Maximum Revolver Amount in an amount equal to the aggregate amount of the underlying claims (determined by Lender, in its Permitted Discretion, and irrespective of any Permitted Protests with respect thereto and including any penalties or interest that are estimated by Lender, in its Permitted Discretion, to arise in connection therewith);

     8.7 If one or more judgments or other claims involving an aggregate amount of $500,000, or more, in excess of the amount covered by insurance becomes a Lien or encumbrance upon any material portion of Borrower's assets and the same is not released, discharged, bonded against or stayed pending appeal before the earlier of 30 days after the date if first arises or 5 days prior to the date on which such asset is subject to being forfeited by Borrower.

     8.8 (a) If there is a default in any material agreement to which Borrower or any Guarantor is a party with one or more, third Persons relative to Borrowers' Indebtedness involving an aggregate amount of $500,000 or more and such default (i) occurs at the final maturity of the obligations thereunder, or
(ii) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder, or to terminate such agreement; or

          (b) If there is a default in any other material agreement to which Borrower or any Guarantor (that is not an Inactive Subsidiary or a Restaurant permitted to be closed

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hereunder) is a party with one or more third Persons and such default results in a right by such third Person(s), irrespective or whether exercised, to terminate such agreement;

     8.9 If Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

     8.10 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to Lender by Borrower, any Guarantor, or any officer, employee, agent, or director of Borrower or any Guarantor;

     8.11 If the obligation of any Guarantor under the Guaranty or under any other Loan Document is limited or terminated by operation of law or by such Guarantor thereunder;

     8.12 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby; or

     8.13 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower or its Subsidiaries (other than Inactive Subsidiaries or Restaurants permitted to be closed), or a proceeding shall be commenced by Borrower or its Subsidiaries (other than Inactive Subsidiaries or Restaurants permitted to be closed), or by any Governmental Authority having jurisdiction over Borrower or its Subsidiaries (other than Inactive Subsidiaries or Restaurants permitted to be closed), seeking to establish the invalidity or unenforceability thereof, or Borrower or its Subsidiaries (other than Inactive Subsidiaries or Restaurants permitted to be closed) shall deny that Borrower or its Subsidiaries has any liability or obligation purported to be created under any Loan Document to which such Person is a party.

9. LENDER'S RIGHTS AND REMEDIES.

     9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, Lender (except as specifically set forth herein, at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Borrower:

               (a) Concurrently with or following delivery of notice of such election to Borrower, declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents or under any other agreement between Borrower and Lender;

               (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Lender's Liens in the Collateral and without affecting the Obligations;

               (d) Settle or adjust disputes and claims directly with Borrower's or any Guarantor's Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit Borrower's Loan Account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

               (e) [Intentionally Omitted]

               (f) Without notice to or demand upon Borrower, make such payments and do such acts as Lender considers necessary or reasonable in its Permitted Discretion to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender at a place that Lender may designate which is reasonably convenient to both parties. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Lender's determination appears to conflict with the Lender's Liens in and to the Collateral and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of Borrower's owned or leased premises, Borrower hereby grants to the fullest extent permitted by law and binding contracts Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

               (g) Without notice to Borrower (such notice being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender (including any amounts received in the Cash Management Accounts, or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

               (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by Lender, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

               (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Borrower Collateral. Borrower hereby grants to Lender to the fullest extent permitted by law and binding contracts a license or other right to use, without charge, Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Borrower Collateral, in completing production of, advertising for sale, and selling any Borrower Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

               (j) Sell the Borrower Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines in its Permitted Discretion is commercially reasonable. It is not necessary that the Borrower Collateral be present at any such sale;

               (k) Lender shall give notice of the disposition of the Borrower Collateral as follows:

               (i) Lender shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Borrower Collateral, the time on or after which the private sale or other disposition is to be made; and

               (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in SECTION 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Borrower Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

               (l) Lender may credit bid and purchase at any public sale;

               (m) Lender may seek the appointment of a receiver or keeper to take possession of all or any portion of the Borrower Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing; and

               (n) Lender shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document; PROVIDED, HOWEVER, that upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by the Lender, the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrower.

     9.2 REMEDIES CUMULATIVE. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

10. TAXES AND EXPENSES.

          If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its sole discretion and without prior notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof (except to the extent that the validity of such assessment or tax is the subject of a Permitted Protest), (b) set up such reserves in Borrower's Loan Account as Lender deems necessary to protect Lender from the exposure created by such failure, or (c) in the case of the failure to comply with SECTION 6.8 hereof, obtain and maintain insurance policies of the type described in SECTION 6.8 and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11. WAIVERS; INDEMNIFICATION.

     11.1 DEMAND; PROTEST. Except as specifically provided herein and to the extent permitted by applicable law, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

     11.2 LENDER'S LIABILITY FOR COLLATERAL. Borrower hereby agrees that: (a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Borrower Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Borrower Collateral shall be borne by Borrower except any thereof resulting solely from the gross negligence, bad faith or willful misconduct of any Lender-Related Person as finally determined by a court of competent jurisdiction..

     11.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons, and each Participant (each, an "INDEMNIFIED PERSON") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrower's and its Subsidiaries' compliance with the terms of the Loan Documents, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this SECTION
11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12. NOTICES.

          Unless otherwise provided in this Agreement, all notices or demands by Borrower or Lender to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Lender, as the case may be, at its address set forth below:

          If to Borrower:     MORTON'S RESTAURANT GROUP, INC.
                              333 New Hyde Park Road,
                              New Hyde Park, NY 11042
                              Attn: Thomas Baldwin
                              Fax No. 516-627-1898

          If to Lender:       WELLS FARGO FOOTHILL, INC.
                              2450 Colorado Avenue
                              Suite 3000 West
                              Santa Monica, California 90404
                              Attn: Business Finance Manager
                              Fax No. 310-453-7413

          with copies to:     PAUL, HASTINGS, JANOFSKY & WALKER LLP
                              515 South Flower Street, 25th Floor
                              Los Angeles, California 90071
                              Attn: John Francis Hilson, Esq.
                              Fax No. 213.627.0705

          Lender and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this SECTION 12, other than notices by Lender in connection with enforcement rights against the Borrower Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Lender in connection with the exercise of enforcement rights against Borrower Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

               (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

               (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY BORROWER COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH BORROWER COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

               (c) BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

     14.1  ASSIGNMENTS AND PARTICIPATIONS.

               (a) Lender may assign and delegate to one or more assignees (each an "ASSIGNEE") that are Eligible Transferees all, or any ratable part of all, of the Obligations and the other rights and obligations of Lender hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that so long as no Default or Event of Default has occurred and is continuing, (i) there may not exist any more than three lenders at any one time, (ii) any such assignment must be of an undivided percentage interest in all commitments and Obligations, in an amount of at least $5,000,000, (iii) after giving effect to such assignment, Lender shall hold a percentage interest of the total amount of commitments and Obligations hereunder of not less that 51%, and (iv) Borrower may continue to deal solely and directly with Lender in connection with the interest so assigned to an Assignee until (x) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower by Lender and the Assignee, and (y) Lender and its Assignee have delivered to Borrower an appropriate Assignment and

Acceptance. Anything contained herein to the contrary notwithstanding, the Assignee need not be an Eligible Transferee if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of Lender.

               (b) From and after the date that Lender provides Borrower with such written notice and executed assignment and acceptance, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such assignment and acceptance, relinquish its rights (except with respect to SECTION 11.3 hereof) and be released from any future obligations under this Agreement (and in the case of an assignment and acceptance covering all or the remaining portion of Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee; PROVIDED, HOWEVER, that nothing contained herein shall release Lender from obligations that survive the termination of this Agreement, including Lender's obligations under SECTION 16.9 of this Agreement.

               (c) Immediately upon Borrower's receipt of such fully executed assignment and acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Lender arising therefrom and all determinations to be made by Lender hereunder may be made in any manner agreed to between Lender and any such Assignees.

               (d) Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "PARTICIPANT") participating interests in the Obligations and the other rights and interests of Lender hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) Lender shall remain the "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and the Lender shall continue to deal solely and directly with each other Lender in connection with Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as Lender under this Agreement. The rights of any Participant only shall be derivative through Lender and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to Borrower, the Collections of Borrower or its Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lender.

               (e) In connection with any such assignment or participation or proposed assignment or participation, Lender may, subject to the provisions of
SECTION 16.9, disclose all documents and information which it now or hereafter may have relating to Borrower and its Subsidiaries and their respective businesses.

               (f) Any other provision in this Agreement notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; PROVIDED, HOWEVER, that Borrower may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void AB INITIO. No consent to assignment by Lender shall release Borrower from its Obligations. Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to
SECTION 14.1 hereof and, except as expressly required pursuant to SECTION 14.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

15. AMENDMENTS; WAIVERS.

     15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower or Lender therefrom, shall be effective unless the same shall be in writing and signed by Lender (or to the extent there is more than one Lender, by Lenders holding not less than 51% of the Obligations then outstanding) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     15.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16. GENERAL PROVISIONS.

     16.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and Lender.

     16.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

     16.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

     16.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     16.5 WITHHOLDING TAXES. All payments made by Borrower hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of Lender, or (ii) to the extent that such tax results from a change in the circumstances of Lender, including a change in the residence, place of organization, or principal place of business of Lender, or a change in the branch or lending office of Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "TAXES"). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this SECTION 16.5 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; PROVIDED, HOWEVER, that Borrower shall not be required to increase any such amounts payable to Lender if the increase in such amount payable results from Lender's own willful misconduct or gross negligence. Borrower will furnish to Lender as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

     16.6 AMENDMENTS IN WRITING. This Agreement only can be amended by a writing signed by Lender and Borrower.

     16.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document MUTATIS MUTANDIS.

     16.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or a Guarantor or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "VOIDABLE TRANSFER"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrower or a

Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     16.9  CONFIDENTIALITY.

          Lender agrees that material, non-public information regarding Borrower and its Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Lender in a confidential manner, and shall not be disclosed by Lender to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to Lender, (b) to Subsidiaries and Affiliates of Lender (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this SECTION 16.9, (c) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (d) as may be agreed to in advance by Borrower or its Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (e) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Lender), (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of Lender's interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (g) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or other adversary proceeding involving parties hereto with such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this SECTION 16.9 shall survive for 2 years after the payment in full of the Obligations. Anything contained herein or in any other Loan Document to the contrary notwithstanding, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated hereby, shall not apply to the federal tax structure or federal tax treatment of such transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the federal tax structure and federal tax treatment of such transactions (including all written materials related to such tax structure and tax treatment). The preceding sentence is intended to cause the transactions contemplated hereby to not be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the IRC, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the tax structure of the transactions contemplated hereby or any tax matter or tax idea related thereto.

     16.10 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                           [Signature page to follow.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                                        MORTON'S RESTAURANT GROUP, INC.,
                                        a Delaware corporation

                                        By:      /s/ Thomas J. Baldwin
                                               -----------------------
                                        Title:  EVP & CFO


                                        WELLS FARGO FOOTHILL, INC.,
                                        a California corporation

                                        By:      /s/ Lisa Cooley
                                               -----------------
                                        Title:  Vice President

1.   DEFINITIONS AND CONSTRUCTION..........................................................1

     1.1   Definitions.....................................................................1

     1.2   Accounting Terms...............................................................24

     1.3   Code...........................................................................24

     1.4   Construction...................................................................24

     1.5   Schedules and Exhibits.........................................................25

2.   LOAN AND TERMS OF PAYMENT............................................................25

     2.1   Revolver Advances..............................................................25

     2.2   [Intentionally Omitted]........................................................25

     2.3   Borrowing Procedures and Settlements...........................................25

     2.4   Payments.......................................................................26

     2.5   Overadvances...................................................................28

     2.6   Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations....28

     2.7   Cash Management................................................................29

     2.8   Crediting Payments.............................................................31

     2.9   Designated Account.............................................................31

     2.10  Maintenance of Loan Account; Statements of Obligations.........................31

     2.11  Fees...........................................................................32

     2.12  Letters of Credit..............................................................32

     2.13  LIBOR Option...................................................................35

     2.14  Capital Requirements...........................................................37

3.   CONDITIONS; TERM OF AGREEMENT........................................................38

     3.1   Conditions Precedent to the Initial Extension of Credit........................38

     3.2   Conditions Subsequent to the Initial Extension of Credit.......................41

     3.3   Conditions Precedent to all Extensions of Credit...............................41

     3.4   Term...........................................................................42

     3.5   Effect of Termination..........................................................42

     3.6   Early Termination by Borrower..................................................42

4.   CREATION OF SECURITY INTEREST........................................................43

     4.1   Grant of Security Interest.....................................................43

     4.2   Negotiable Collateral..........................................................43

     4.3   Filing of Financing Statements; Commercial Tort Claims; Delivery of
           Additional Documentation Required..............................................43

     4.4   Power of Attorney..............................................................44

     4.5   Right to Inspect...............................................................45

     4.6   Control Agreements.............................................................45

5.   REPRESENTATIONS AND WARRANTIES.......................................................46

     5.1   No Encumbrances................................................................46

     5.2   [Intentionally Omitted]........................................................46

     5.3   [Intentionally Omitted]........................................................46

     5.4   Equipment......................................................................46

     5.5   Location of Inventory and Equipment............................................46

     5.6   Inventory Records..............................................................46

     5.7   State of Incorporation; Location of Chief Executive Office; FEIN;
           Organizational ID Number; Commercial Tort Claims...............................46

     5.8   Due Organization and Qualification; Subsidiaries...............................47

     5.9   Due Authorization; No Conflict.................................................47

     5.10  Litigation.....................................................................49

     5.11  No Material Adverse Change.....................................................49

     5.12  Fraudulent Transfer............................................................49

     5.13  Employee Benefits..............................................................50

     5.14  Environmental Condition........................................................50

     5.15  Brokerage Fees.................................................................50

     5.16  Intellectual Property..........................................................50

     5.17  Leases.........................................................................50

     5.18  Deposit Accounts and Securities Accounts.......................................51

     5.19  Complete Disclosure............................................................51

     5.20  Indebtedness...................................................................51

     5.21  Real Property..................................................................51

     5.22  Franchises.....................................................................52

6.   AFFIRMATIVE COVENANTS................................................................52

     6.1   Accounting System..............................................................52

     6.2   Collateral Reporting...........................................................52

     6.3   Financial Statements, Reports, Certificates....................................53

     6.4   Guarantor Reports..............................................................55

     6.5   [Intentionally Omitted]........................................................55

     6.6   Maintenance of Properties......................................................55

     6.7   Taxes..........................................................................55

     6.8   Insurance......................................................................55

     6.9   Location of Inventory and Equipment............................................56

     6.10  Compliance with Laws...........................................................56

     6.11  Leases.........................................................................56

     6.12  Existence......................................................................57

     6.13  Environmental..................................................................57

     6.14  Disclosure Updates.............................................................57

     6.15  Formation of Subsidiaries......................................................57

     6.16  Licenses and Permits...........................................................58

7.   NEGATIVE COVENANTS...................................................................58

     7.1   Indebtedness...................................................................58

     7.2   Liens..........................................................................60

     7.3   Restrictions on Fundamental Changes............................................60

     7.4   Disposal of Assets.............................................................60

     7.5   Change Name....................................................................60

     7.6   Nature of Business.............................................................60

     7.7   Prepayments and Amendments.....................................................61

     7.8   Change of Control..............................................................61

     7.9   Distributions..................................................................61

     7.10  Accounting Methods.............................................................62

     7.11  Investments....................................................................62

     7.12  Transactions with Affiliates...................................................62

     7.13  Suspension.....................................................................63

     7.14  Compensation...................................................................63

     7.15  Use of Proceeds................................................................63

     7.16  Inventory and Equipment with Bailees...........................................63

     7.17  Financial Covenants............................................................63

8.   EVENTS OF DEFAULT....................................................................64

9.   LENDER'S RIGHTS AND REMEDIES.........................................................67

     9.1   Rights and Remedies............................................................67

     9.2   Remedies Cumulative............................................................69

10.  TAXES AND EXPENSES...................................................................69

11.  WAIVERS; INDEMNIFICATION.............................................................69

     11.1  Demand; Protest................................................................69

     11.2  Lender's Liability for Collateral..............................................69

     11.3  Indemnification................................................................70

12.  NOTICES..............................................................................70

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER...........................................71

14.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS...........................................72

     14.1  Assignments and Participations.................................................72

     14.2  Successors.....................................................................74

15.  AMENDMENTS; WAIVERS..................................................................74

     15.1  Amendments and Waivers.........................................................74

     15.2  No Waivers; Cumulative Remedies................................................74

16.  GENERAL PROVISIONS...................................................................75

     16.1  Effectiveness..................................................................75

     16.2  Section Headings...............................................................75

     16.3  Interpretation.................................................................75

     16.4  Severability of Provisions.....................................................75

     16.5  Withholding Taxes..............................................................75

     16.6  Amendments in Writing..........................................................76

     16.7  Counterparts; Telefacsimile Execution..........................................76

     16.8  Revival and Reinstatement of Obligations.......................................76

     16.9  Confidentiality................................................................76

     16.10 Integration....................................................................77

                             EXHIBITS AND SCHEDULES

Exhibit C-1         Form of Compliance Certificate
Exhibit L-1         Form of LIBOR Notice

Schedule C-1        Concentration Account
Schedule D-1        Designated Account
Schedule E-1        Third Party Appraisers
Schedule I-1        Inactive Subsidiaries
Schedule L-1        Lender's Account
Schedule P-1        Permitted Liens
Schedule P-2        Sale Leaseback
Schedule P-3        Investments
Schedule R-1        Real Property Collateral
Schedule 2.7(a)     Cash Management Banks
Schedule 3.2(h)     Additional Conditions Subsequent
Schedule 5.5        Locations of Inventory and Equipment
Schedule 5.7(a)     States of Organization
Schedule 5.7(b)     Chief Executive Offices
Schedule 5.7(c)     FEINs
Schedule 5.7(d)     Commercial Tort Claims
Schedule 5.8(b)     Capitalization of Borrower
Schedule 5.8(c)     Capitalization of Borrower's Subsidiaries
Schedule 5.10       Litigation
Schedule 5.13       Employee Benefits
Schedule 5.14       Environmental Matters
Schedule 5.16       Intellectual Property
Schedule 5.17       Leases
Schedule 5.18       Deposit Accounts and Securities Accounts
Schedule 5.20       Permitted Indebtedness
Schedule 5.21       Real Property
Schedule 5.25       Credit Card Processors
Schedule 7.7(a)     Prepayments
Schedule 7.13       Affiliate Transactions
Schedule 7.17       Inventory & Equipment with Bailees